UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Newtek Business Services, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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NEWTEK BUSINESS SERVICES, INC.

212 West 35th Street

2nd Floor

New York, NY 10001

(212) 356-9500

[                    ], 2014

Dear Stockholder:

We invite you to attend a Special Meeting of Stockholders (the “Special Meeting”) of Newtek Business Services, Inc. (the “Company”) to be held at the offices of the Company at 212 West 35th Street, 2nd Floor, New York, NY 10001 on [                    ], 2014 at [    ] a.m., local time.

The attached Notice of Special Meeting and Proxy Statement describe the formal business to be transacted at the Special Meeting. Also enclosed is a proxy card.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to please sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope or vote by telephone or Internet as soon as possible even if you currently plan to attend the Special Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting.

We look forward to seeing you at the Special Meeting.

Sincerely yours,

Barry Sloane
Chairman, President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on [                    ], 2014.

Our proxy statement and annual report on Form 10-K for the year ended December 31, 2012 are available on the Internet at http://investor.newtekbusinessservices.com/sec.cfm.

The following information applicable to the Special Meeting may be found in the proxy statement and accompanying proxy card:

•	The date, time and location of the meeting;

•	A list of the matters intended to be acted on and our recommendations regarding those matters;

•	Any control/identification numbers that you need to access your proxy card; and

•	Information about attending the meeting and voting in person.

NEWTEK BUSINESS SERVICES, INC.

212 West 35th Street, 2nd Floor

New York, New York 10001

(212) 356-9500

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [                    ], 2014

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the “Special Meeting”) of Newtek Business Services, Inc. (the “Company”) will be held at the offices of the Company at 212 West 35th Street, 2nd Floor, New York, NY 10001 on [                    ], 2014 at [    ] a.m., local time.

The Special Meeting is for the following purposes, which are more completely described in the accompanying Proxy Statement:

1.	To approve a merger agreement by and between the Company and Newtek Business Services Corp, a Maryland corporation, for the purpose of reincorporating the Company in the state of Maryland (the “Reincorporation Transaction”) in anticipation of the election by the Company to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “BDC Election”);

2.	To approve a reverse stock split to be implemented prior to the Reincorporation Transaction, pursuant to which each stockholder will receive one share of our common stock in exchange for no fewer than four shares and no greater than six shares owned at that time, with the exact ratio to be determined by the Company’s Board of Directors;

3.	To approve a proposal to authorize the Company, with the approval of its Board of Directors, to sell shares of its common stock subsequent to the BDC Election at a price or prices below its then current net asset value per share in one or more offerings, subject to certain conditions as set forth in the Proxy Statement;

4.	To approve the adoption of a new equity compensation plan, which will become effective subsequent to the BDC Election;

5.	To approve any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there are not sufficient votes for such proposals;

6.	To transact such other business as may properly come before the Special Meeting.

The Board of Directors is not aware of any other business to come before the Special Meeting.

Any action may be taken on any one of the foregoing proposals at the Special Meeting or any adjournments thereof. Stockholders of record at the close of business on [                    ], 2014 are entitled to vote at the Special Meeting and any adjournment thereof.

We ask that you fill in and sign the enclosed proxy card which is solicited by the Board of Directors and mail it promptly in the enclosed envelope. You may also cast your vote by telephone or Internet as shown on the proxy card. The proxy will not be used if you attend and vote at the Special Meeting in person.

By Order of the Board of Directors

Barry Sloane
Chairman, President and Chief Executive Officer

New York, New York

[                    ], 2014

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF A FURTHER REQUEST FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Page
Introduction	1
Voting and Revocation of Proxies	1
Voting Securities	2
Required Vote	2
Proposal I – Approval of the Reincorporation Transaction	3
Proposal II – Approval of the Reverse Stock Split	36
Proposal III – Authorization to Sell Shares of Common Stock at a Price or Prices Below the Company’s Then Current Net Asset Value Per Share in One or More Offerings	44
Proposal IV – Approval of a New Equity Compensation Plan	51
Proposal V – Approval to Adjourn to Solicit Additional Votes	66
Other Matters	67
Security Ownership of Certain Beneficial Owners and Management	67
Additional Information	68
Annual Reports	69
Confidential Proxies	69
Costs of Proxy Solicitations; Stockholders Communications	69
Stockholder Proposals	69

PROXY STATEMENT

NEWTEK BUSINESS SERVICES, INC.

212 West 35th Street, 2nd Floor

New York, New York 10001

(212) 356-9500

SPECIAL MEETING OF STOCKHOLDERS

[                    ], 2014

INTRODUCTION

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of Newtek Business Services, Inc. for the Special Meeting of Stockholders (the “Special Meeting”) to be held at the offices of the Company at 212 West 35th Street, 2nd Floor, New York, NY 10001 on [                    ], 2014 at [    ] a.m., local time. The accompanying Notice of Special Meeting and this Proxy Statement, together with the enclosed proxy card, are first being mailed to stockholders on or about [                    ], 2014.

VOTING AND REVOCATION OF PROXIES

Proxies solicited by the board of directors of Newtek Business Services, Inc. (the “Board of Directors”) will be voted in accordance with the direction given therein. If any other matters are properly brought before the Special Meeting as to which proxies confer discretionary authority, the persons named in the proxy will vote the shares represented thereby on such matters as determined by the Board of Directors. The proxies solicited by the Board of Directors confer discretionary authority on the persons named therein to vote with respect to matters incident to the conduct of the Special Meeting and with respect to any other matter presented at the Special Meeting if notice of such matter has not been delivered to us within a reasonable time before the date of this Proxy Statement. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name that have been designated by brokers on proxy cards as not voted (“broker non-votes”) will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

How Do You Exercise Your Rights to Vote on the Proposals?

You may vote using any of the following methods:

•	By Mail – Stockholders of record may submit proxies by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” each of the proposals listed on the proxy. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees.

•	By Telephone – Stockholders of record may submit proxies by following the telephone voting instructions on each proxy card. Most stockholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible. The telephone voting facilities will close at 11:59 p.m., Eastern Time, the day before the Special Meeting date.

•	By Internet – Stockholders of record with internet access may submit proxies by following the internet voting instructions on their proxy cards. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for internet voting availability. Please be aware that if you vote over the internet, you may incur costs such as internet access charges for which you will be responsible. The internet voting facilities will close at 11:59 p.m., Eastern Time, the day before the Special Meeting date.

•	In Person at the Special Meeting – Shares held in your name as the stockholder of record may be voted at the Special Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the Special Meeting.

Stockholders who execute the enclosed proxy card retain the right to revoke such proxies at any time prior to voting. Unless so revoked, the shares represented by properly executed proxies will be voted at the Special Meeting and all adjournments thereof. Proxies may be revoked at any time prior to exercise by written notice to our Secretary or by the filing of a properly executed, later-dated proxy. A proxy will not be voted if a stockholder attends the Special Meeting and votes in person. The presence of a stockholder at the Special Meeting alone will not revoke such stockholder’s proxy.

VOTING SECURITIES

The securities which can be voted at the Special Meeting consist of the issued and outstanding shares of Newtek Business Services, Inc.’s common stock, par value $0.02 per share (the “Shares”). Stockholders of record as of the close of business on [                    ], 2014 (the “Record Date”) are entitled to one vote for each Share then held on all matters. As of the Record Date, [                ] Shares were issued and outstanding (excluding treasury Shares which do not vote). The presence, in person or by proxy, of at least a majority of the total number of Shares outstanding and entitled to vote will be necessary to constitute a quorum at the Special Meeting.

Persons and groups owning in excess of 5% of the Shares are required to file certain reports regarding such ownership with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

REQUIRED VOTE

The matter described in “Proposal I – Approval of the Reincorporation Transaction,” requires the affirmative vote of a majority of the outstanding Shares entitled to vote at the Special Meeting. Abstentions and Broker Non-Votes will have the effect of a vote against this proposal.

The matter described in “Proposal II – Approval of the Reverse Stock Split” requires the affirmative vote of a majority of the outstanding Shares entitled to vote at the Special Meeting. Abstentions and Broker Non-Votes will have the effect of a vote against this proposal.

The matter described in “Proposal III – Approval to Sell Shares Below Net Asset Value” requires the affirmative vote of (1) a majority of the outstanding Shares entitled to vote at the Special Meeting; and (2) a majority of the outstanding Shares entitled to vote at the Special Meeting that are not held by affiliated persons of us. Because we intend to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), the 1940 Act definition of “a majority of the outstanding shares” must be used for purposes of this proposal. The 1940 Act defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the company, whichever is the less. Abstentions and Broker Non-Votes will have the effect of a vote against this proposal.

The matter described in “Proposal IV – Approval of a New Equity Compensation Plan” requires the affirmative vote of a majority of the Shares cast in person or by proxy at the Special Meeting. Abstentions are treated as Shares cast and will be counted as a vote “Against” this proposal. Broker Non-Votes will not be included in determining the number of Shares cast and, as a result, will have no effect on this proposal.

The matter described in “Proposal V – Approval to Adjourn to Solicit Additional Votes” requires the affirmative vote of a majority of the Shares cast in person or by proxy at the Special Meeting. Abstentions are treated as Shares cast and will be counted as a vote “Against” this proposal. Broker Non-Votes will not be included in determining the number of Shares cast and, as a result, will have no effect on this proposal.

If there are not enough votes to approve any proposals at the Special Meeting, the stockholders who are represented may adjourn the Special Meeting to permit the further solicitation of proxies if Proposal V is approved.

PROPOSAL I – APPROVAL OF THE REINCORPORATION TRANSACTION

We are seeking approval to enter into a merger agreement by and between Newtek Business Services, Inc. (“Newtek” or the “New York Corporation”) and Newtek Business Services Corp, a Maryland corporation (“Newtek BDC” or the “Maryland Corporation”), for the purpose of reincorporating the Company in the state of Maryland (the “Reincorporation Transaction”) in anticipation of the election by the Company to be regulated as a BDC under the 1940 Act (the “BDC Election”). The Agreement and Plan of Merger is described below and included as Appendix A to this Proxy Statement (the “Merger Agreement”). As a result of the Reincorporation Transaction, Newtek will cease to exist and Newtek BDC will succeed to Newtek’s operations as the sole surviving entity. Newtek’s officers and directors immediately before the Reincorporation Transaction will become Newtek BDC’s officers and directors. References herein to the “Company,” “we,” “us” or “our” refer to Newtek prior to the Reincorporation Transaction and Newtek BDC after the Reincorporation Transaction.

For the reasons set forth below, the Board of Directors believes that approval of the Reincorporation Transaction is in the best interests of the Company and its stockholders and has approved the Reincorporation Transaction.

Pursuant to New York law, if the Reincorporation is approved by the stockholders of the Company, stockholders who dissent from the Reincorporation will not be entitled to appraisal rights with respect to their Shares.

We will not effectuate the BDC Election or take action on any other proposal included in this proxy statement, other than Proposal V, UNLESS our stockholders approve this Proposal I and each of the other proposals set forth herein.

Reasons for the Reincorporation Transaction

The purpose of the Reincorporation Transaction is to change the Company’s state of incorporation from New York to Maryland so that the Company is governed by the Maryland General Corporation Law (the “MGCL”) rather than by the New York Business Corporation Law (the “NYBCL”). In connection therewith, the Company will adopt a new charter and bylaws. The Board of Directors believes that this new corporate structure will best position the Company to operate as an investment company in connection with its proposed BDC Election. Specifically, the MGCL provides administrative advantages and operating efficiencies to investment companies that are not permissible under the NYBCL. In addition, the MGCL contains a well-established body of investment company precedent that may be relevant in deciding issues pertaining to the Company’s operation as a BDC. As of January 10, 2014, seven out of the ten largest BDCs, based on market capitalization, were organized under the MGCL. Finally, Newtek BDC’s charter and bylaws will provide us greater flexibility in managing our capital structure.

BDC and RIC Elections

If the Reincorporation Transaction is approved and effectuated, we intend to file an election to be regulated as a BDC under the 1940 Act and operate thereafter as an internally managed, non-diversified closed-end investment company. We also intend to elect to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code (the “Code”) for U.S. federal income tax purposes beginning with our 2015 taxable year, which is our first taxable year that begins after our election to be a BDC. As a RIC, we generally will not have to pay corporate-level federal income taxes on any ordinary income or capital gains that we distribute to our stockholders. We will be taxed as a regular corporation (a “C corporation”) under subchapter C of the Internal Revenue Code (the “Code”) for U.S. federal income tax purposes for our 2014 taxable year. We will not complete the Reincorporation Transaction and make the BDC Election unless our shareholders approve this Proposal I.

As a BDC, we will be subject to only certain provisions of the 1940 Act. We will also continue to be subject to the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act. In general, BDCs make investments in private or thinly-traded public companies in the form of long-term debt or equity capital, with the goal of generating current income and/or capital growth. As a BDC, we intend to expand our small business financing platform by making debt and equity investments directly, as well as through our financing subsidiaries. Because we will be internally managed by our executive officers, under the supervision of our Board of Directors, and will not depend on a third party investment advisor, we will not pay investment advisory fees and all of our income will be available to pay our operating costs and to make distributions to our stockholders. Newtek Small Business Finance, Inc. (“NSBF”), a primary component of our small business finance platform, will continue to be treated as our consolidated subsidiary, and CDS Business Services, Inc. d/b/a Newtek Business Credit (“CDS”), another component of our small business platform, will be treated as a non-consolidated portfolio company. Upon effectuating the BDC Election, certain of our historical operating subsidiaries, including but not limited to Newtek Merchant Solutions (Universal Processing Services of Wisconsin, LLC) and Newtek Managed Technology Solutions® (CrystalTech Web Hosting, Inc.), will be treated as non-consolidated portfolio companies (our “controlled portfolio companies”). The revenues that our controlled portfolio companies generate, after deducting operational expenses and taxes, may be distributed to us in the form of dividend or interest income in connection with our equity or debt investments in such entities. As a BDC, our board of directors will determine quarterly the fair value of our controlled portfolio companies in a similar manner as our other investments.

Set forth below is a diagram of our organizational structure following the BDC Election:

In connection with the BDC Election, we intend to undertake a public offering of shares of Newtek BDC’s common stock (“BDC Shares”) of up to $50 million, which we refer to as the “Proposed Offering.” Any proceeds from the Proposed Offering will be used primarily to expand our small business finance platform, make direct investments in portfolio companies in accordance with our investment objective and strategies described herein and for general corporate purposes. We cannot assure you when the Proposed Offering will be completed, or if completed, that the Proposed Offering will provide sufficient liquidity to meet our investment objective. The size of the Proposed Offering could be material, and could have a materially dilutive effect on our existing stockholders. This Proxy Statement is not an offer to sell securities. Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from SEC registration requirements.

Operating as a BDC

We believe that transitioning to a BDC and RIC will provide us with access to lower-cost capital and a business structure that will allow us to operate as an investment company and expand our lending activities. As a BDC, we will seek to generate both current income and capital appreciation primarily through loans originated by our small business finance platform and our equity investments in certain portfolio companies that we control. While our primary investment focus as a BDC will be making loans to small businesses, we may also make opportunistic investments in larger or smaller companies. As a BDC, we do not expect our small business lending practices will differ from the current lending practices of NSBF, although we intend such lending practices to comprise a greater portion of our operations as we expand our small business finance platform. We expect our controlled portfolio companies will provide us with an extensive network of business relationships that will supplement our referral sources and that we believe will help us to maintain a robust pipeline of lending opportunities and expand our small business finance platform. Specifically, we believe our controlled portfolio companies combined with our small business finance platform will provide us with a network of business relationships that will allow us to cross-sell our financing options and further establish us as a “one-stop shop” for small businesses.

As a BDC, we will be required to meet regulatory tests, including the requirement to invest at least 70% of our gross assets in “qualifying assets.” Qualifying assets generally include securities of private or thinly traded public U.S. companies and cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less. We intend to invest primarily in qualifying assets once we elect to become a BDC, although we may invest from time to time in non-qualifying assets on an opportunistic basis to the extent we believe doing so would be accretive to our shareholders. In addition, as a BDC, we will not be permitted to incur indebtedness unless immediately after such borrowing we have an asset coverage for total borrowings of at least 200% (i.e., the amount of debt may not exceed 50% of the value of our total assets). The 1940 Act also contains prohibitions and restrictions relating to transactions between BDCs and their directors and officers and principal underwriters and certain other related persons and requires that a majority of the directors be persons other than “interested persons,” as that term is defined in the 1940 Act. Additionally, the 1940 Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities. See “– Regulation as a Business Development Company.”

We will be taxed as a C corporation for our 2014 taxable year and we intend to elect to be treated as a RIC beginning with our 2015 taxable year. As a RIC, we generally will not have to pay corporate-level federal income taxes on any ordinary income or capital gains that we distribute to our stockholders. Following the Reincorporation Transaction and during such time as we are taxed as a C corporation, we expect to make distributions in an amount approximately equal to our pre-tax income. We believe this will allow us to maintain a consistent distribution rate before and after electing to be treated as a RIC. We expect our quarterly distributions during our first full year of operations as a BDC to be at an annual rate equal to approximately 9%-10% of our estimated net asset value. To obtain and maintain our RIC tax treatment, we must meet specified source-of-income and asset diversification requirements and distribute annually at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. See “– Material U.S. Federal Income Tax Considerations.”

Operating as an investment company and BDC involves a number of risks. See “– Risk Factors.”

Finally, our transition to a BDC and RIC will have certain consequences on our balance sheet and net asset value, as shown in the selected financial data presented below.

The following selected statements of operations and balance sheet data have been derived from the audited financial statements for each of the five years ended December 31, 2012. The Consolidated Financial Statements for all years presented have been audited. The financial information at and for the nine months ended September 30, 2013 and 2012 is derived from unaudited financial data, but in the opinion of management, reflects all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. The historical information below may not be indicative of our future performance. Our results for the interim period may not be indicative of our results for the full year.

	FISCAL YEARS ENDED					NINE MONTHS ENDED
	December 31, 2008	December 31, 2009	December 31, 2010	December 31, 2011 (Restated)	December 31, 2012	September 30, 2013
	(In Thousands Except for Per Share Data)
Operating Revenues
Electronic payment processing	$63,281	$69,654	$80,920	$82,473	$85,483	$67,299
Web hosting and design	18,064	18,846	19,164	19,181	18,208	13,312
Premium income	474	1,652	2,428	12,468	12,367	13,301
Interest income	3,355	1,735	1,903	2,629	3,422	3,440
Servicing fee income	1,771	1,625	2,568	3,101	6,862	4,353
Income from tax credits	7,988	7,837	2,380	1,390	522	86
Insurance commissions	1,035	811	886	1,071	1,205	1,347
Other income	2,917	3,551	2,470	3,026	3,061	2,791

Total operating revenues	98,885	105,711	112,719	125,339	131,130	105,929

Net change in fair value of:
SBA loans	—	—	3,494	(5,493)	(1,013)	(1,574)
Warrants	—	—	—	—	(111)	—
Credits in lieu of cash and notes payable in credits in lieu of cash	(8)	900	38	(131)	3	26

Total net change in fair value	(8)	900	3,532	(5,624)	(1,121)	(1,548)

Operating expenses:
Electronic payment processing costs	51,109	58,312	68,187	69,389	72,183	56,863
Salaries and benefits	21,890	18,375	19,391	21,042	22,314	18,069
Interest	10,887	10,350	4,479	3,416	4,495	4,162
Depreciation and amortization	7,592	5,847	4,709	3,955	3,036	2,454
Provision for loan losses	2,530	1,833	1,909	763	810	384
Other general and administrative costs	17,938	15,896	16,699	19,122	17,732	15,413

Total operating expenses	111,946	110,613	115,374	117,687	120,570	97,345

Income (loss) before income taxes	(13,069)	(4,002)	877	2,028	9,439	7,036
Provision (benefit) for income taxes	(2,050)	(2,593)	(418)	(1,195)	3,882	2,214

Net income (loss)	(11,019)	(1,409)	1,295	3,223	5,557	4,822
Net loss attributable to non-controlling interests	556	980	144	112	86	292

Net income (loss) attributable to Newtek Business Services Corp.	$(10,463)	$(429)	$1,439	$3,335	$5,643	$5,114

	FISCAL YEARS ENDED								NINE MONTHS ENDED
	December 31, 2008	December 31, 2009	December 31, 2010	December 31, 2011 (Restated)	December 31, 2012	Pro Forma December 31, 2012			September 30, 2013	Pro Forma September 30, 2013
	(In Thousands Except for Per Share Data)
Weighted average common shares outstanding
Basic	35,738	35,644	35,655	35,706	35,523
Diluted	35,738	35,644	35,801	36,073	36,747
Basic income (loss) per share	$(0.29)	$(0.01)	$0.04	$0.09	$0.16

Diluted income (loss) per share	$(0.29)	$(0.01)	$0.04	$0.09	$0.15

Balance Sheet Data (at end of period):
Investments, at fair value	—	—	—	—	—	$	[	—]	—	$	[	—]
Total assets	$169,527	$136,082	$165,015	$129,795	$152,742	$	[	—]	$176,971	$	[	—]
Notes payable	$25,998	$16,298	$28,053	$13,565	$39,823	$	[	—]	$44,076	$	[	—]
Securitization notes payable	—	—	$15,104	$26,368	$22,039	$	[	—]	$38,744	$	[	—]
Notes payable in credits in lieu of cash	$70,559	$51,947	$35,494	$16,948	$8,703	$	[	—]	$4,307	$	[	—]
Deferred tax asset (liability)	$(5,344)	$(3,634)	$(3,002)	$170	$2,318	$	[	—]	$3,903	$	[	—]
Non-controlling interests	$2,308	$1,615	$1,309	$1,180	$2,055	$	[	—]	$1,709	$	[	—]
Stockholders’ equity	$56,079	$54,027	$55,594	$59,153	$68,902	$	[	—]	$74,449	$	[	—]
Common shares outstanding at year end	35,649	35,648	35,666	35,702	35,178		[	—]	35,327		[	—]
Newtek Business Services, Inc. stockholders’ equity per share	$1.57	$1.52	$1.56	$1.66	$1.96	$	[	—]	$2.11	$	[	—]

(1)	Includes the pro forma effects of the BDC Election.

The Reincorporation Transaction

The Reincorporation Transaction, Merger Agreement and BDC Election were approved and recommended for stockholder approval at a meeting of the Board of Directors held on [                    ], 2014. The terms and conditions of the Reincorporation Transaction are set forth in the Merger Agreement attached to this Proxy Statement, and the summary provided herein is qualified by reference to the full text of the Merger Agreement. Upon consummation of the Reincorporation Transaction, the Maryland Corporation will survive under the name “Newtek Business Services Corp.,” and the New York Corporation will cease to exist. The Reincorporation Transaction will change the legal domicile of the New York Corporation, but will not result in a change in the principal offices, business, management, capitalization, assets or liabilities of the New York Corporation. By operation of law, the Maryland Corporation will succeed to all of the assets and assume all of the liabilities of the New York Corporation. The officers and directors of the New York Corporation will be the officers and directors of the Maryland Corporation. Subject to approval of the NASDAQ Stock Market, the shares of the Maryland Corporation will continue to trade on the NASDAQ Capital Market under the ticker symbol “NEWT.”

The Reincorporation Transaction will become effective upon the filing of the Articles of Merger with the Maryland State Department of Assessments and Taxation and the Certificate of Merger with the Secretary of State of New York, or a later date as specified by the Company. These filings are anticipated to be made immediately prior to the BDC Election, but not later than the one year anniversary of the date of this Special Meeting. Upon the effectiveness of the Reincorporation Transaction, each outstanding Share will be automatically converted into one fully paid and non-assessable share of the Maryland Corporation.

After the Reincorporation Transaction, the rights of stockholders and the Company’s corporate affairs will be governed by the MGCL and by Newtek BDC’s Articles of Amendment and Restatement (the “Maryland

Articles”) and Bylaws (the “Maryland Bylaws,” and together with the Maryland Articles, the “Maryland Charter Documents”) instead of the NYBCL and Newtek’s Restated Certificate Of Incorporation, as amended (the “New York Certificate”) and Bylaws (the “New York Bylaws,” and together with the New York Certificate, the “New York Charter Documents”). Material differences are discussed below under “Comparison of Stockholders Rights under Maryland and New York Corporate Law and Charter Documents.” A copy of the Maryland Articles is included as Appendix B to this Proxy Statement and copy of the Maryland Bylaws is included as Appendix C to this Proxy Statement. The New York Charter Documents are available for inspection by stockholders of the New York Corporation at the offices of the Company at 212 West 35th Street, 2nd Floor, New York, New York 10001.

Each stock certificate representing issued and outstanding Shares will continue to represent the same number of BDC Shares, and such certificates will be deemed for all corporate purposes to evidence ownership of shares of Maryland common stock. The New York Corporation does not have any shares of preferred stock issued and outstanding, therefore no shares of preferred stock of the Maryland Corporation will be issued at the effective time of the Reincorporation.

IT IS NOT NECESSARY TO SEND IN ANY OF YOUR STOCK CERTIFICATES REPRESENTING SHARES OF THE NEW YORK CORPORATION’S COMMON STOCK, AS IT WILL NOT BE NECESSARY FOR STOCKHOLDERS TO EXCHANGE THEIR EXISTING COMMON STOCK CERTIFICATES FOR MARYLAND CORPORATION COMMON STOCK CERTIFICATES.

If, however, a stockholder wishes to acquire a certificate reciting the name “Newtek Business Services Corp.” and referring to Maryland as its state of incorporation, after the effective date of the Reincorporation Transaction, the stockholder may do so by surrendering his certificate to the transfer agent for the Maryland Corporation with a request for a replacement certificate accompanied by the appropriate fee. The transfer agent for the New York Corporation and the Maryland Corporation is:

American Stock Transfer and Trust Company, LLC

6201 15th Ave., Brooklyn, New York 11219

Federal Income Tax Consequences of the Reincorporation Transaction

The following is a summary of certain U.S. federal income tax consequences relating to the Reincorporation Transaction as of the date of this Proxy Statement. Except where noted, this summary deals only with a stockholder who holds common stock as a capital asset.

For purposes of this summary, a “U.S. holder” means a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (1) a citizen or resident of the United States, (2) a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust if (a) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reincorporation.

This summary is based upon provisions of the Code, and regulations, rulings and judicial decisions as of the date of this Proxy Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, perhaps with retroactive effect, could result in U.S. federal income tax considerations different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not represent a description of the U.S. federal income tax consequences to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to stockholders who may be subject to special tax rules, such as: financial institutions; insurance companies; real estate investment trusts; regulated investment companies; grantor trusts; tax-exempt organizations; dealers or traders in securities or currencies; stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar; stockholders who actually or constructively own 10% or more of our Company’s voting stock; or a non-U.S. holder who is a U.S. expatriate, “controlled foreign corporation” or “passive foreign investment company.” Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax or other tax consequences of the Reincorporation Transaction.

The Company expects that the Reincorporation Transaction pursuant to the Merger Agreement will be a tax-free reorganization under Section 368(a) of the Code. Accordingly, a U.S. holder of common stock (a “Holder”) will not recognize gain or loss in respect of the Holder’s Common Stock as a result of the Reincorporation Transaction. The Holder’s basis in a BDC Share will be the same as Holder’s basis in the corresponding Share held immediately prior to the Reincorporation Transaction. The Holder’s holding period in a BDC Share will include the period during which the Holder held the corresponding Share prior to the Reincorporation Transaction, provided the Holder held the corresponding Share as a capital asset at the time of the Reincorporation Transaction. In addition, neither the New York Corporation nor the Maryland Corporation will recognize gain or loss as a result of the Reincorporation Transaction, and the Maryland Corporation will generally succeed, without adjustment, to the tax attributes of the New York Corporation.

The New York Corporation has not requested a ruling from the IRS or an opinion of counsel with respect to the federal income tax consequences of the Reincorporation under the Code. This summary is not binding on the IRS and there can be no assurance that the IRS (or a court, in the event of an IRS challenge) will agree with the conclusions stated herein. A successful IRS challenge to the reorganization status of the Reincorporation would result in a stockholder recognizing gain or loss with respect to each Share exchanged in the Reincorporation Transaction equal to the difference between the stockholder’s basis in such Shares and the fair market value, as of the time of the Reincorporation Transaction, of the BDC Shares received in exchange therefor. In such event, a stockholder’s aggregate basis in the BDC Shares received in the exchange would equal their fair market value on such date, and the stockholder’s holding period for such shares would not include the period during which the stockholder held Shares prior to the Reincorporation Transaction.

State, local, or foreign income tax consequences to stockholders may vary from the federal tax consequences described above. Stockholders should consult their own tax advisors as to the effect of the Reincorporation Transaction under applicable federal, state, local, or foreign income tax laws.

Exchange of Shares

Shares of common stock of the New York Corporation, par value $0.02 per share, will automatically be converted on a one-for-one basis into BDC Shares of the Maryland Corporation, par value $0.02 per share (the “Maryland common stock”), at the effective time of the Merger without any action required by the stockholders.

Equity Compensation Plans

Unvested awards under the Company’s equity compensation plans will become fully vested in connection with the Reincorporation Transaction. All issued and outstanding option awards that are not exercised before the consummation of the Reincorporation Transaction will be deemed exercised in full by means of a “cashless” exercise in exchange for common stock of the Company prior to the BDC Election.

The Company expects to implement a new equity compensation plan to permit the Company to issue new incentive awards after it has effectuated the Reincorporation Transaction and BDC Election. See Proposal IV for a detailed discussion of our proposed equity compensation plan.

Accounting Treatment

The Reincorporation Transaction will involve entities under common control and is expected to be accounted for similar to the pooling of interests method. The management of the New York Corporation will be the management of the Maryland Corporation after the Reincorporation Transaction. Because the Reincorporation Transaction will not be accounted for as a business combination no goodwill is expected to be recorded in connection therewith. The costs associated with raising capital will be accounted for as a reduction of additional paid-in capital, while any costs associated with the conversion to a BDC will be expensed as incurred.

Special Dividend

In connection with the Reincorporation Transaction, and specifically the elections to be regulated as a BDC and treated as a RIC for tax purposes, the Company will declare and pay a special dividend to its stockholders (the “Special Dividend”). To qualify as a RIC, we must, among other things, distribute by the end of the first taxable year that we elect to be treated as a RIC all of our accumulated earnings and profits from all taxable years that we were taxed as a C corporation. The Special Dividend is expected to allow us to satisfy this requirement. Although the Company cannot determine the amount of its accumulated C corporation earnings and profits until after the end of its 2014 taxable year, the aggregate amount of the Special Dividend will equal the amount of such accumulated C corporation earnings and profits as of such date. Following the Reincorporation Transaction, the Company expects to make distributions in an amount approximately equal to its pre-tax income. The portions of any such distributions that exceed the Company’s current earnings will have the effect of reducing the amount of the Special Dividend. The timing of the payment of the Special Dividend will be determined at the discretion of the Board, but in all events, the Special Dividend will be paid no later than December 31, 2015, which is our first taxable year that we anticipate that we will qualify as RIC. At the discretion of the Board, the Special Dividend may be paid in more than one installment. In addition, at the discretion of the Board, the Special Dividend may be payable in Shares or cash at the election of shareholders subject to an aggregate minimum amount of cash payable in the distribution. If the total cash to be distributed to all shareholders electing to receive their distribution in cash would exceed the aggregate limit on cash to be distributed, each shareholder electing to receive their distribution in cash will receive a pro rata share of the cash to be distributed and will receive the remainder of their distribution in Shares. The aggregate cash to be distributed in such a distribution must be at least 20% of the aggregate distribution. For more information on the tax consequences of the Special Dividend, see “Material U.S. Federal Income Tax Considerations of a BDC – Taxation of the Special Dividend.”

Regulatory Approvals

The Reincorporation will not occur until the Company has received all required consents of governmental authorities, including the filing and acceptance of Articles of Merger with the Maryland State Department of Assessments and Taxation, and the filing and acceptance of a Certificate of Merger with the Secretary of State of New York, and satisfied applicable requirements of the NASDAQ Capital Market.

Securities Act Consequences

Pursuant to Rule 145(a)(2) under the Securities Act, a merger which has the sole purpose of changing an issuer’s domicile within the United States does not involve a sale of securities for the purposes of the Securities Act. Accordingly, separate Securities Act registration of the BDC Shares will not be required.

Description and Comparison of Capital Stock and Voting Rights

The New York Corporation’s authorized capital stock consists of 54,000,000 Shares of common stock, $0.02 par value per Share, and 1,000,000 shares of preferred stock, $0.02 par value per share. On the Record

Date, there were [35,380,888] Shares of the New York Corporation outstanding and entitled to vote, constituting the only class of stock outstanding and entitled to vote at the meeting. Each Share entitles the holder thereof to one vote. On the Record Date, there were no shares of preferred stock issued and outstanding.

The Maryland Articles provide that the authorized capital stock of the Maryland Corporation consists of 200,000,000 BDC Shares, par value of $0.02 per BDC Share, any portion of which may reclassified by the Maryland Corporation’s Board of Directors into preferred stock.

The Merger Agreement provides that each outstanding Share of the New York Corporation’s common stock will be exchanged for one BDC Share. Accordingly, the interests of the stockholders relative to one another will not be affected by the Merger.

Abandonment of the Reincorporation Transaction

The Board of Directors will have the right to abandon the Merger Agreement and thus the Reincorporation Transaction and take no further action towards reincorporating the Company in Maryland at any time before the effective date, even after stockholder approval, if for any reason the Board of Directors determines that it is not advisable to proceed with the Reincorporation Transaction. Such a determination may be made for reasons such as, but not limited to, a change in the Company’s strategical direction or altered conditions in the overall business environment. We will only complete the Reincorporation Transaction in the event that we expect to make the BDC election promptly thereafter.

Comparison of Stockholder Rights Under Maryland and New York Corporate Law and Charter Documents

Subject to stockholder approval prior to the effective time of the Reincorporation Transaction as set forth in the Merger Agreement (the “Effective Time”), the New York Corporation will change its jurisdiction of incorporation from New York to Maryland and will thereafter be governed by the MGCL and by the Maryland Charter Documents. Upon the filing with and acceptance by the Maryland State Department of Assessments and Taxation of the Articles of Merger in Maryland and the filing with and acceptance by the Secretary of State of New York of the Certificate of Merger in New York, the New York Corporation will be merged with and into the Maryland Corporation, and the outstanding Shares of the New York Corporation will be deemed for all purposes to evidence ownership of, and to represent, BDC Shares of the Maryland Corporation.

At the Effective Time, the Maryland Charter Documents will effectively replace the New York Charter Documents. The differences between the Maryland Charter Documents and New York Charter Documents reflect differences in state law as well as changes that we believe will align our governing documents with those of other BDCs. In addition, at the Effective Time, holders of common stock of the New York Corporation will become holders of common stock of the Maryland Corporation, which will result in their rights as stockholders being governed by the laws of the State of Maryland, including the MGCL.

It is not practical to describe all of the differences between the Maryland Charter Documents and the New York Charter Documents or all of the differences between the laws of the States of Maryland and New York. The following is a summary of the significant rights of the stockholders under New York and Maryland law and under the New York and Maryland Charter Documents. This summary is qualified in its entirety by reference to the full text of such documents and laws, and stockholders should refer to the New York Charter Documents and the Maryland Charter Documents and the relevant provisions of Maryland law and New York law directly for a more thorough comparison.

Amendment of Certificate of Incorporation

Under the NYBCL, except for certain ministerial changes to the certificate of incorporation that may be implemented by a corporation’s board of directors without stockholder action, and except to the extent that a certificate of incorporation requires the vote of a higher proportion of votes than is required under the NYBCL, a certificate of incorporation may be amended only if authorized by the board of directors and by the vote of the holders of a majority of the shares of stock entitled to vote on such amendment. The NYBCL requires that if a particular class or series of stock is adversely affected by certain types of amendments, then such class or series also must authorize, by voting separately as a class or series, such amendment in order for it to become effective. The NYBCL allows a corporation to require a higher proportion of votes in order to authorize amendments to a certificate of incorporation, if so provided in the certificate.

Under the MGCL, a Maryland corporation generally cannot amend its charter unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. The Maryland Articles provide that most amendments to our charter require approval by a majority of all of the votes entitled to be cast on the matter.

A Maryland corporation may also provide in its charter that the board of directors, with the approval of a majority of the entire board, and without action by the stockholders, may approve amendments to the charter to increase or decrease the aggregate number of shares of stock that the corporation is authorized to issue or reclassify the number of shares of stock of any class or series that the corporation is authorized to issue. As stated above, the Maryland Articles provide the board of directors with such power, while the New York Certificate does not.

Amendment of Bylaws

Under the NYBCL, a corporation’s bylaws may be amended by the vote of the holders of a majority of the votes cast with respect to such amendment (rather than a majority of the shares outstanding) or, if permitted under the corporation’s certificate of incorporation or a bylaw adopted by the stockholders, by the board of directors. The New York Certificate provides that the stockholders or the board of directors may amend the New York Bylaws. The New York Bylaws provide that they may be amended at any annual or special meeting of the stockholders by a majority of the total votes of the stockholders or when stockholders are required to vote by class by a majority of the appropriate class, present in person or represented by proxy and entitled to vote on such action.

Under the MGCL, the power to adopt, alter, and repeal the bylaws of a corporation is vested in the stockholders except to the extent that the charter or bylaws vest it in the board of directors. A provision conferring upon the directors, rather than the stockholders, the power to adopt, amend or repeal the bylaws may be included in the charter or bylaws of a corporation. The Maryland Articles and Bylaws provide that the board of directors has the exclusive power, at any time, to adopt, alter or repeal any provision of the bylaws or make new bylaws.

Who May Call Special Meetings of Stockholders

Under the NYBCL, the board of directors or anyone authorized in the certificate of incorporation or bylaws may call a special meeting of stockholders. Currently, the New York Bylaws provide that special meetings of stockholders may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President.

Under the MGCL, the board of directors, the president or any other person authorized in the corporation’s charter or bylaws may call a special meeting of stockholders. Unlike the DGCL, the MGCL specifically empowers stockholders to call a special meeting. The secretary of a Maryland corporation is required to call a special meeting of stockholders upon the written request of holders of at least 25% of the voting stock of the corporation. Such percentage may be adjusted in the bylaws or charter of a corporation, but may not exceed a majority of the voting stock of the corporation. The MGCL also permits a Maryland corporation that has a class of equity securities registered under the Exchange Act and has at least three independent directors (such as the Maryland corporation), by action of its board of directors and without stockholder approval, and notwithstanding any contrary provision of the charter or bylaws, to elect to increase the percentage to a majority by resolution of the board of directors.

The Maryland Bylaws provide that special meetings of stockholders may be called by either the Chairman of the Board, the chief executive officer, the president or the board of directors. In addition, a special meeting of stockholders must be called by the secretary of the corporation at the request in writing of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on a matter that may be property considered at a meeting of stockholders at such meeting.

Action by Written Consent of Stockholders In Lieu of a Stockholder Meeting

Under the NYBCL, a consent to any action may be taken without a meeting upon the written consent of the holders of all of the outstanding shares entitled to vote on such matter. Additionally, the certificate of incorporation of a corporation may permit actions taken upon the written consent of the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice must then be given to the stockholders that have not consented in writing.

The New York Certificate does not permit stockholder action by a written consent of less than all of the outstanding shares entitled to vote. The New York Bylaws permit stockholder action in lieu of a meeting only by unanimous written consent of those stockholders who would have been entitled to vote on a given action at a meeting.

Under the MGCL, a written consent of the holders of all outstanding shares entitled to vote on a matter may consent to any action in lieu of a stockholders meeting. Additionally, holders of any class of stock, other than common stock entitled to vote generally in the election of directors, may (unless the charter provides otherwise and provided that the corporation gives notice of such action to each holder of the class of stock within 10 days after the effective time of such action) consent to any action or take action by delivering a written consent of the stockholders entitled to cast not less than the minimum number of votes that would have been necessary to authorize or take the action at a stockholder meeting. If authorized by the charter of the corporation, the holders of common stock entitled to vote generally in the election of directors may consent to any action by delivering a written consent of the stockholders entitled to cast not less than the minimum number of votes that would have been necessary to authorize or take the action at a stockholder meeting, provided that the corporation gives notice of such action to each holder of the class of stock within 10 days after the effective time of such action.

The Maryland Charter Documents do not permit actions by the written consent of stockholders in lieu of a stockholder meeting.

Notice of Stockholder Business and Nominations

Under the NYCBL and MGCL, a corporation’s charter or bylaws may require that a stockholder proposing a nominee for director, or any other matter that would be considered at a meeting of the stockholders, give advance notice to the corporation before a date or within a period of time specified in the charter or bylaws. If the advance notice requirement is not met, the proposal is not a proper subject of stockholder action at the meeting.

The New York Charter Documents do not include any provisions addressing stockholder nominations for directors or any other matter to be considered at a meeting of stockholders. Generally, the Maryland Bylaws allow stockholders to nominate directors and propose other business to be brought before the annual meeting of stockholders if timely written notice is given to the Secretary of the Company and such business is a proper subject for stockholder action. For notice to be timely under the Maryland Bylaws, written notice generally must be delivered to the secretary at the principal executive office of the Maryland Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.

Right of Stockholders to Inspect Stockholder List

Under the NYBCL, a stockholder of record may inspect the list of record stockholders upon giving written demand to do so. The MGCL does not include stockholder lists among the types of corporate records generally available to stockholders. Generally, a statement of all stock and securities issued by a corporation during a specified period of not more than 12 months before the date of a request may also be inspected upon 20 days’

prior notice by any stockholder. Additionally, any stockholder of record for at least six months owning at least 5% of the corporation’s outstanding shares may request a statement of the corporation’s current assets and liabilities and may inspect and copy the corporation’s stock ledger and accounting records.

Vote Required For Certain Transactions

Under the NYBCL, a New York corporation may provide in its certificate of incorporation that the holders of a majority, rather than two-thirds, of the outstanding stock entitled to vote may approve a merger, consolidation or sale or exchange of all or substantially all of its assets. The New York Corporation has not, however, adopted such a provision in the New York Certificate, so that the holders of at least two-thirds of the New York Corporation’s outstanding stock entitled to vote must approve such transactions.

Under the MGCL, a Maryland corporation generally cannot merge or consolidate with another entity, sell all or substantially all of its assets or engage in a share exchange unless the action is advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. The Maryland Articles provide that any merger, consolidation, share exchange or sale or exchange of all or substantially all of the assets of the Maryland Corporation that the MGCL requires to be approved by stockholders must be approved by the affirmative vote of the holders of shares entitled to cast at least a majority of the votes entitled to be cast on such matter.

Proxies

Unless the proxy provides for a longer period, a proxy under both the NYBCL and the MGCL can be voted or acted upon for eleven months after its date.

Number of Directors

Under both the NYBCL and the MGCL, corporations must have at least one director. Under the NYBCL, the exact number of directors is fixed either in the bylaws, by the stockholders, or, if authorized in a stockholder-adopted bylaw, by the board of directors. Under the MGCL, the exact number of directors is fixed in the charter and, subject to provisions governing the minimum number of directors, may be altered by the bylaws to a number of greater or lesser than that set in the charter unless the corporation has elected in its charter or bylaws or by resolution of its board of directors to be subject to Section 3-804(b) of the MGCL, in which case the number of directors will be fixed only by the vote of the board of directors regardless of any provisions to the contrary in the charter or the bylaws. Pursuant to the MGCL, a corporation’s bylaws may also authorize a majority of the entire board of directors to alter the number of directors set by the charter or the bylaws within specified limits, but such action may not affect the tenure of the office of any director.

The New York Bylaws provide that the number of directors may be fixed from time to time by the vote of a majority of the entire board of directors and shall not be less than 3 or more than 11. The Maryland Bylaws provide that the number of directors may be fixed from time to time by the vote of a majority of the entire board of directors and shall not be less than 1 or more than 12.

Classified Board of Directors

Both the NYBCL and the MGCL permit “classified” boards of directors, which means the directors may have staggered terms that do not all expire at once. The NYBCL requires that classified boards of directors be authorized in the corporation’s certificate of incorporation or in a stockholder-adopted bylaw. The NYBCL allows for as many as four different classes of directors, all as nearly equal in number as possible. The New York Charter Documents do not provide for a classified board.

The MGCL permits the board of directors to be classified. If the directors are divided into classes, the term of office may be provided in the bylaws or in the charter, except that the term of office of a director may not be longer than five years or, except in the case of an initial or substitute director, shorter than the period between annual meetings. The term of office of at least one class must expire each year. The MGCL also permits a Maryland corporation that has a class of equity securities registered under the Exchange Act and has at least three independent directors (such as the Maryland corporation), either in its charter or by action of its board of directors and without stockholder approval, and notwithstanding any contrary provision of the charter or bylaws, to elect to be subject to certain provisions of the MGCL, including a provision that requires that the board of directors be divided into classes.

The Maryland Articles provide for a classified board of directors consisting of three classes of directors. Messrs. Barry Sloane and Peter Downs will serve in class I, with terms expiring at the [        ] annual meeting of stockholders; Mr. Sam Kirschner will serve in class II, with a term expiring at the [        ] annual meeting of stockholders; and Messrs. David C. Beck and Salvatore F. Mulia will serve in class III, with terms expiring at the [        ] annual meeting of stockholders.

Removal of Directors by Stockholders

Under the NYBCL, directors may be removed for cause by stockholders owning a majority of the shares entitled to vote. In addition, if provided for in the certificate of incorporation, directors can be removed by the stockholders of a New York corporation without cause or by the board of directors for cause. The New York Charter does not provide for the removal of directors by the stockholders or by the board of directors.

The MGCL provides that the stockholders of a corporation may remove any director, with or without cause, by the affirmative vote of a majority of all votes entitled to be cast generally for the election of directors, unless the charter provides otherwise or the corporation elects to be subject to certain provisions of the MGCL. Additionally, unless the charter of a corporation provides otherwise, if directors have been divided into classes, directors cannot be removed without cause.

The Maryland Articles allow for the removal of any director, subject to the rights of the holders of preferred stock, at any time only for cause by the affirmative vote of at least two-thirds of votes entitled to vote for the election of directors. This provision, when coupled with the exclusive power of the board of directors to fill vacancies on the board of directors discussed below, precludes stockholders from (i) removing incumbent directors except upon the affirmative vote of at least two-thirds of votes entitled to vote for the election of directors and (ii) filling the vacancies created by such removal with their own nominees.

Board Vacancies

Under New York law, unless the certificate of incorporation or bylaws provide otherwise, any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors. However, (i) unless the certificate of incorporation or a provision of the bylaws adopted by the stockholders provides otherwise, a vacancy occurring by removal of a director for cause may be filled only by vote of the stockholders and (ii) unless the certificate of incorporation or bylaws provide otherwise, whenever a certain class of stockholders is allowed to elect one or more directors, any vacancy shall be filled by a majority of the directors elected by such class, or, if no such director is in office, then according to the same rules described above. A director elected to fill a vacancy, unless elected by the stockholders, shall hold office until the next meeting of stockholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualified. The New York Bylaws provide that any vacancy occurring in the board of directors may be filled by a majority of directors remaining in office.

The MGCL allows a corporation to elect to be subject to a provision that states that, subject to the terms of any class or series of preferred stock, vacancies on a board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies. The Maryland Articles provide that, at such time as we are eligible to make such election (which we expect will be upon the closing of the Reincorporation Transaction), we elect to be subject to such MGCL provision.

Limitation of Directors’ Liability

Under the NYBCL, the certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for any breach of duty. However, no provision can eliminate or limit:

•	the liability of any director if a judgment or other final adjudication adverse to the director establishes that the director acted in bad faith or engaged in intentional misconduct or a knowing violation of law, personally gained a financial profit to which the director was not legally entitled, or violated certain provisions of the NYBCL; or

•	the liability of any director for any act or omission prior to the adoption of such provision in the certificate of incorporation or bylaws.

The New York Certificate contains a provision limiting the personal liability of directors.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Maryland Articles contain a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires corporations (unless the Maryland Articles provide otherwise, which the Maryland Articles do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, the Maryland Corporation may not indemnify a director or officer in a suit by or on behalf of the Maryland Corporation in which the director or officer was adjudged liable to the Maryland Corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or on behalf of the Maryland Corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits the Maryland Corporation to advance reasonable expenses to a director or officer upon receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Maryland Corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Maryland Articles provide that the Maryland Corporation shall, to the maximum extent permitted by Maryland law in effect from time to time, indemnify and, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of the Maryland Corporation; or

•	any individual who, while a director or officer of the Maryland Corporation and at the request of the Maryland Corporation, serves or has served as a director, officer, partner, or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise.

The Maryland Articles also permit the Maryland Corporation to indemnify and advance expenses to any person who served a predecessor of the Maryland Corporation in any of the capacities described above and any employee or agent of the company or a predecessor of the Maryland Corporation.

Loans To, And Guarantees of Obligations Of, Directors

Under the NYBCL, a corporation may not lend money to, or guarantee the obligation of, a director unless the disinterested stockholders of such corporation approve the transaction. For purposes of the stockholder approval, the holders of a majority of the votes of the shares entitled to vote constitute a quorum, but shares held by directors who are benefited by the loan or guarantee are not included in the quorum.

Under the MGCL, a board of directors may authorize loans by the corporation to, and guarantees by the corporation of any obligations of, any director, officer or other employee of the corporation whenever, in the judgment of the board of directors, such loan or guarantee may reasonably be expected to benefit the corporation.

Notwithstanding the MGCL, the Company has not made and does not intend to make any personal loans to, or guarantees for the benefit of, any of its directors or officers in violation of Section 13(k) of the Exchange Act.

Transactions with Interested Directors

Under the NYBCL, a corporation may establish the validity of transactions between it and its interested directors through one of several methods, including the approval of a majority of the disinterested directors who are not involved in the transaction.

Under the MGCL, with respect to actions by directors of registered investment companies, Maryland adopts the definition of “interested person” that provides that a person is not “interested” solely because such person is a director, owner of securities or a family member of an owner of securities or a director. The MGCL provides that no transaction or contract will be void or voidable solely because of common directorship or interest, or because a director with a financial interest in a matter is present at a meeting during which the matter is ratified or votes for such matter at the meeting, if: (i) the material facts are known to stockholders and such matter is approved by a majority of votes of disinterested stockholders, (ii) the material facts are known to the other directors and such matter is approved by a majority of disinterested directors although less than a quorum, or (iii) such matter is fair and reasonable under Maryland law to the corporation.

Dividends; Redemption of Stock

Subject to its certificate of incorporation, under both the NYBCL and the MGCL a corporation may generally pay dividends, redeem shares of its stock or make other distributions to stockholders if the corporation is solvent and would not become insolvent because of the dividend, redemption or distribution.

Under the NYBCL, dividends may be paid or distributions made out of surplus, so that the net assets of the corporation remaining after such payment or distribution shall be at least equal to the amount of its stated capital. If there is no surplus, dividends may be declared and paid out of the corporation’s net profits for the year in which the dividend is declared and/or the preceding fiscal year. The NYBCL defines surplus as the excess of net assets over stated capital and permits the board of directors to adjust stated capital.

In general, with certain restrictions, the NYBCL permits a corporation to provide in its certificate of incorporation for redemption (at the option of the corporation or the stockholder or in certain other circumstances) of one or more classes or series of its shares. One such restriction provides that common stock may be issued or redeemed, with certain exceptions, only when the corporation has an outstanding class of common shares that is not subject to redemption.

The MGCL provides that dividends and other distributions may be declared and paid on the corporation’s capital stock as authorized by the board and subject to any restrictions contained in the corporation’s charter, provided that no dividends may be paid if, after giving effect to the dividend or other distribution: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus, unless the charter permits otherwise, any amount required to be paid to holders of preferred stock in the event of a liquidation of the corporation. Notwithstanding clause (ii) in the immediately preceding sentence, a corporation may make a dividend or other distribution from: (a) the net earnings of the corporation for the fiscal year in which the dividend or other distribution is made; (b) the net earnings of the corporation for the preceding fiscal year; or (c) the sum of the net earnings of the corporation for the preceding eight fiscal quarters.

In general, the MGCL permits a corporation to provide in its charter for redemption (at the option of the corporation or the stockholder or in certain other circumstances) of any specified class of its stock, including common stock.

Neither the New York Charter Documents nor the Maryland Charter Documents modify the respective provisions of the NYBCL or the MGCL concerning the payment of dividends. The New York Charter Documents grant the board of directors the ability to determine redemption rights with respect to preferred stock issued by the New York Corporation, while the Maryland Charter Documents grant the board of directors the ability to determine redemption rights with respect to any stock issued by the Maryland Corporation.

Appraisal Rights

The NYBCL generally provides that a dissenting stockholder has the right to receive the fair value of his shares if he complies with certain procedures and objects to (i) certain mergers and consolidations, (ii) certain dispositions of assets requiring stockholder approval, (iii) certain share exchanges, or (iv) certain amendments to the certificate of incorporation which adversely affect the rights of such stockholder. The MGCL generally provides that a stockholder has appraisal rights in the event of (i) a merger or consolidation, (ii) a share exchange, (iii) certain dispositions of assets requiring stockholder approval, (iv) a charter amendment altering contract rights of outstanding stock (unless the right to do so is reserved in the charter) or (v) certain business combinations.

The NYBCL provides that dissenting stockholders have no appraisal rights if their shares are listed on a national securities exchange or designated as a market system security on an interdealer quotation system by the Financial Industry Regulatory Authority, Inc. Appraisal rights may also be unavailable under the NYBCL in a merger between a parent corporation and its subsidiary where only one of them is a New York corporation, or in a merger between a parent and subsidiary where both are New York corporations, and the parent owns at least 90% of the subsidiary. Also, appraisal rights are available to stockholders who are not allowed to vote on a merger or consolidation and whose shares will be canceled or exchanged for cash or something else of value other than shares of the surviving corporation or another corporation. When appraisal rights are available, the stockholder may have to request the appraisal and follow certain required procedures as set forth in the NYBCL.

Similar to the NYBCL, the MGCL provides that stockholders have no appraisal rights if (i) the stock is listed on a national securities exchange (unless the transactions falls under certain conditions), (ii) the stock received is that of the successor in the merger, unless the merger alters the contract rights of the stock as expressly set forth in the charter and the charter does not reserve the right to do so, or the stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor, cash, scrip or other rights or interests out of provisions for the treatment of fractional shares of stock in the successor, (iii) the stock is not entitled to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction or (iv) the charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder.

The Maryland Articles provide that stockholders will not be entitled to exercise appraisal rights unless a majority of the board of directors shall determine such rights apply.

Business Combinations with Interested Stockholders

Provisions in both the NYBCL and the MGCL may help to prevent or delay changes of corporate control. In particular, both the NYBCL and the MGCL restrict or prohibit an interested stockholder from entering into certain types of business combinations unless the board of directors approves the transaction in advance. The two laws define these two terms differently.

Under the NYBCL, an interested stockholder is generally prohibited from entering into certain types of business combinations with a New York corporation for a period of five years after becoming an interested stockholder, unless before such date the board of directors approves either the business combination or the acquisition of stock by the interested stockholder before the interested stockholder acquires his or her shares. An “interested stockholder” under the NYBCL is generally a beneficial owner of at least 20% of the corporation’s outstanding voting stock. “Business combinations” under the NYBCL include mergers and consolidations between corporations or with an interested stockholder or its affiliate or associate; sales, leases, mortgages, pledges, transfers or other dispositions to or with an interested stockholder of assets with an aggregate market value which either equals 10% or more of the corporation’s consolidated assets or outstanding stock, or represents 10% or more of the consolidated earning power or net income of the corporation; issues and transfers to an interested stockholder of stock from the corporation or any of its subsidiaries with an aggregate market value of at least 5% of the aggregate market value of the outstanding stock of the corporation; liquidation or dissolution of the corporation proposed by or in connection with an interested stockholder; reclassification or recapitalization of stock that would increase the proportionate stock ownership of an interested stockholder; and the receipt by an interested stockholder or any affiliate or associate of any benefit from loans, guarantees, advances, pledges or other financial assistance or tax benefits provided by the corporation.

After a five-year period, the NYBCL allows such business combination if it is approved by a majority of the voting stock not owned by the interested stockholder or by an affiliate or associate of the interested stockholder. Business combinations are also permitted when certain statutory fair price requirements are met and in certain other circumstances.

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. “Business combinations” are defined as a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An “interested stockholder” is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

The Maryland Corporation will adopt a resolution that any business combination between it and any other person is exempted from the provisions of the MGCL, provided that the business combination is first approved by its board of directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution may be altered or repealed in whole or in part at any time; however, the board of directors will adopt resolutions so as to make the Maryland Corporation subject to such provisions of the MGCL only if the board of directors determines that it would be in the Maryland Corporation’s best interests and if the SEC staff does not object to the Maryland Corporation’s determination that it being subject to such provisions of the MGCL does not conflict with the 1940 Act. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of the Maryland Corporation and increase the difficulty of consummating any offer.

Regulation as a Business Development Company

A BDC is a unique kind of investment company that primarily focuses on investing in or lending to private companies and making managerial assistance available to them. A BDC provides stockholders with the ability to retain the liquidity of a publicly-traded stock, while sharing in the possible benefits of investing in emerging-growth or expansion-stage privately-owned companies. The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their directors and officers and principal underwriters and certain other related persons and requires that a majority of the directors be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (i) 67% or more of such company’s shares present at a meeting if more than 50% of the outstanding shares of such company are present or represented by proxy, or (ii) more than 50% of the outstanding shares of such company. See “—Operating as a BDC.”

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company’s total assets. The principal categories of qualifying assets relevant to our proposed business are the following:

(1)

Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

(a)	is organized under the laws of, and has its principal place of business in, the United States;

(b)	is not an investment company (other than a small business investment company wholly owned by the business development company) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c)	does not have any class of securities listed on a national securities exchange; or if it has securities listed on a national securities exchange such company has a market capitalization of less than $250 million; is controlled by the business development company and has an affiliate of a business development company on its board of directors; or meets such other criteria as may be established by the SEC.

(2)	Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(3)	Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

(4)	Securities received in exchange for or distributed on or with respect to securities described in (1) through (3) above, or pursuant to the exercise of warrants or rights relating to such securities.

(5)	Cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment.

Control, as defined by the 1940 Act, is presumed to exist where a BDC beneficially owns more than 25% of the outstanding voting securities of the portfolio company.

We do not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, we generally cannot acquire more than 3% of the voting stock of any investment company (as defined in the 1940 Act), invest more than 5% of the value of our total assets in the securities of one such investment company or invest more than 10% of the value of our total assets in the securities of such investment companies in the aggregate. With regard to that portion of our portfolio invested in securities issued by investment companies, it should be noted that such investments might subject our stockholders to additional expenses.

As a BDC, we may make investments that are not considered qualifying assets under section 55(a) of the 1940 Act in an amount up to 30% of our total assets, but do not expect such investments will comprise a material portion of our portfolio. We intend to invest primarily in qualifying assets once we elect to become a BDC, although we may invest from time to time in non-qualifying assets on an opportunistic basis to the extent we believe doing so would be accretive to our shareholders.

Significant Managerial Assistance

A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available significant managerial assistance means,

among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company through monitoring of portfolio company operations, selective participation in board and management meetings, consulting with and advising a portfolio company’s officers or other organizational or financial guidance.

We have historically provided significant operating and managerial assistance to our controlled portfolio companies. This assistance typically involves, among other things, monitoring the operations and financial performance of such companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial assistance. For some portfolio companies we may participate as officers of those companies, assist with legal, financial, risk management, information technology and accounting matters, assist with marketing and advertising programs and coordinate benefit and personnel matters. The extent of our assistance varies depending on the needs of the portfolio company. Most of our portfolio investments are loans made through our small business finance platform. Each investment is assigned a staff member who monitors the performance of the company and the credit relationship. If the need arises, we may provide counseling on such matters as debt restructure or refinance, internal cost control and reduction and other aspects of business operations. All of this is provided by our senior management staff or others within our company or NSBF.

Temporary Investments

Pending investment in other types of qualifying assets, as described above, our investments as a BDC may consist of cash, cash equivalents, U.S. government securities or high quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as temporary investments, so that 70% of our assets are qualifying assets. Typically, we will invest in U.S. treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our total assets constitute repurchase agreements from a single counterparty, we would not meet the diversification tests imposed on us by the Code in order to qualify as a RIC for federal income tax purposes. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. We will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Warrants and Options

Under the 1940 Act, a BDC is subject to restrictions on the amount of warrants, options, restricted stock or rights to purchase shares of capital stock that it may have outstanding at any time. In particular, the amount of capital stock that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase capital stock cannot exceed 25% of the BDC’s total outstanding shares of capital stock. This amount is reduced to 20% of the BDC’s total outstanding shares of capital stock if the amount of warrants, options or rights issued pursuant to an executive compensation plan would exceed 15% of the BDC’s total outstanding shares of capital stock.

Senior Securities; Coverage Ratio

We will be permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our common stock if our asset coverage, as defined in the 1940 Act, is at least equal to 200% immediately after each such issuance. In addition, we may not be permitted to declare any cash dividend or other distribution on our outstanding common shares, or purchase any such shares, unless, at the time of such declaration or purchase, we have asset coverage of at least 200% after deducting the amount of such dividend, distribution, or purchase price. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes.

Code of Ethics

BDCs are required to adopt a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain transactions by personnel. Our code of ethics will generally not permit investments by our employees in securities that may be purchased or held by us.

Compliance Policies and Procedures

We will adopt and implement written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws and will be required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a chief compliance officer to be responsible for administering the policies and procedures.

Equity Compensation Plans

BDCs are generally prohibited from issuing equity compensation to their officers and directors absent regulatory and/or stockholder approval. See Proposal IV of this proxy statement for additional detail on the equity compensation plan that Newtek BDC seeks to adopt.

In connection with the BDC Election, we may file a request with the SEC for exemptive relief to allow us to take certain actions that would otherwise be prohibited by the 1940 Act, as applicable to BDCs. Specifically, although we cannot provide any assurance that we will receive any such exemptive relief, we may request that the SEC permit us to adopt a new equity compensation plan that provides for the issuance of (i) restricted stock awards to our officers, employees and directors and (ii) stock options to our non-employee directors.

We may also request exemptive relief to permit us to grant dividend equivalent rights to our optionholders. However, there is no assurance that we will receive any such exemptive relief.

Other

As a BDC, we will be periodically examined by the SEC for compliance with the Exchange Act and the 1940 Act.

As a BDC, we will be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, we will be prohibited from protecting any director or officer against any liability to our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

Material U.S. Federal Income Tax Considerations of a BDC

The following discussion is a general summary of the material U.S. federal income tax considerations applicable to BDCs and to an investment in BDC Shares. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described tax consequences that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, a trader in securities that elects to use a market-to-market method of accounting for its securities holdings, pension plans and trusts, and financial institutions. This summary assumes that investors hold Newtek BDC’s common stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this proxy statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the IRS regarding the BDC Election and subsequent offering of BDC Shares. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

A “U.S. stockholder” generally will be a beneficial owner of BDC Shares who is for U.S. federal income tax purposes:

•	A citizen or individual resident of the United States;

•	A corporation or other entity treated as a corporation, for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;

•	A trust if a court within the United States is asked to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantive decisions of the trust; or

•	An estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-U.S. stockholder” generally will be a beneficial owner of BDC Shares who is not a U.S. stockholder. If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds BDC Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder that is a partner of a partnership that will hold BDC Shares should consult his, her or its tax advisers with respect to the purchase, ownership and disposition of BDC Shares.

Tax matters are very complicated and the tax consequences to an investor of an investment in BDC Shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisers regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Taxation as C Corporation

Prior to the effective date of our election to be taxed as a RIC, which we currently anticipate will be January 1, 2015, we will continue to be taxable as an ordinary corporation under subchapter C of the Code (a “C Corporation”). While we are a C Corporation, we will be subject to U.S. federal income tax on all of our income at regular corporate rates (currently up to 35%). In addition, we will not be required to make any distributions to shareholders. Following the Reincorporation Transaction and during such time as we are taxed as a C corporation, we expect to make distributions in an amount approximately equal to our pre-tax income. We believe this will allow us to maintain a consistent distribution rate before and after electing to be treated as a RIC.

Taxation of U.S. Holders

To the extent that we make distributions at a time when we do not qualify as a RIC, U.S. Holders would be required to include such distributions their taxable income as dividends to the extent of our current and accumulated earnings and profits. Provided that certain holding periods and other requirements were met, any such distributions would generally qualify for treatment as “qualified dividend income” eligible for the 20% maximum rate applicable to non-corporate U.S. Holders. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the U.S. Holder’s tax basis in our shares, and any remaining distributions would be treated as a capital gain.

If a U.S. Holder sells its shares, such U.S. Holder generally will recognize taxable gain or loss from such sale based on the amount realized on such sale and the U.S. Holder’s adjusted basis in the shares sold. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Holder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. In general, individual U.S. Holders are currently subject to a maximum federal income tax rate of 20% on their net capital gain, i.e., the excess of realized net long-term capital gain over realized net short-term capital loss for a taxable year, including a long-term capital gain derived from an investment in our shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. In addition, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. Holders currently are subject to federal income tax on net capital gain at the maximum 35% rate also applied to ordinary income. Non-corporate U.S. Holders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Holders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

Taxation of Non-U.S. Holders

Whether an investment in our Shares is appropriate for a Non-U.S. Holder will depend upon that person’s particular circumstances. An investment in our Shares by a Non-U.S. Holder may have adverse tax consequences. Non-U.S. Holders should consult their tax advisors before investing in our Shares.

Non-U.S. Holders generally will not be subject to U.S. federal income tax on our distributions unless such income is effectively connected with a U.S. trade or business of such Non-U.S. Holder (and if a treaty applies, attributable to a permanent establishment in the U.S.), but such distributions will be subject to U.S. federal withholding tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits. If such a distribution is effectively connected to a U.S. trade or business conducted by the Non-U.S. Holder (and if a treaty applies, is attributable to a permanent establishment in the U.S.), such Non-U.S. Holder will generally be subject to U.S. federal income tax on such distribution as if such holder were a U.S. Holder. In such case, we (or the applicable withholding agent) will not be required to withhold federal tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements. Special certification requirements apply to a Non-U.S. Holder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors.

Any gains realized by a Non-U.S. Holder upon the sale of our common stock, will not be subject to federal withholding tax and generally will not be subject to federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Holder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States. Any gains realized by a Non-U.S. Holder upon the sale of our common stock will be subject to U.S. federal income tax to the extent such gains are effectively connected to a U.S. trade or business conducted by the Non-U.S. Holder (and if a treaty applies, are attributable to a permanent establishment in the U.S.).

For a corporate Non-U.S. Holder, distributions (both actual and deemed), and gains realized upon the sale of our common stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Any capital gain realized by a nonresident alien who is physically present in the United States for 183 days or more in the taxable year may be subject to tax at a 30% rate.

A Non-U.S. Holder who is a non-resident alien individual, and who is otherwise subject to withholding of federal income tax, may be subject to information reporting and backup withholding of federal income tax on dividends unless the Non-U.S. Holder provides us or the dividend paying agent with an Internal Revenue Service Form W-8BEN (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder or the Non-U.S. Holder otherwise establishes an exemption from backup withholding.

Legislation generally referred to as the “Foreign Account Tax Compliance Act” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S.

persons (or held by foreign entities that have U.S. persons as substantial owners). The types of income subject to the tax include U.S. source interest and dividends paid after June 30, 2014, and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends paid after December 31, 2016. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. When these provisions become effective, depending on the status of a Non-U.S. Holder and the status of the intermediaries through which they hold their BDC Shares, Non-U.S. Holders could be subject to this 30% withholding tax with respect to distributions on their BDC Shares and proceeds from the sale of their BDC Shares. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.

Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in our Shares.

Election to be Taxed as a RIC

As a BDC, we intend to elect to be treated, and qualify annually thereafter, as a RIC under Subchapter M of the Code, beginning with our 2015 taxable year. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any income that we distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to qualify for RIC tax treatment we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our ordinary income plus the excess of our realized net short-term capital gains over our realized net long-term capital losses (the “Annual Distribution Requirement”). Although it is currently our intention to do so, at the present time, we cannot assure you whether we will elect to be treated as a RIC for our 2015 taxable year. If we opt not to do so or are unable to qualify, we will continue to be taxed as a C corporation under the Code for our 2015 taxable year. See “– Material U.S. Federal Income Tax Considerations of the Special Dividend.”

Taxation as a RIC

For any taxable year in which we:

•	qualify as a RIC; and

•	satisfy the Annual Distribution Requirement,

we generally will not be subject to U.S. federal income tax on the portion of our income we distribute (or are deemed to distribute) to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to our stockholders.

We will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our net ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending October 31 in that calendar year and (3) any income recognized, but not distributed, in preceding years and on which we paid no corporate-level income tax (the “Excise Tax Avoidance Requirement”). We generally will endeavor in each taxable year to make sufficient distributions to our stockholders to avoid any U.S. federal excise tax on our earnings.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

•	qualify as a BDC under the 1940 Act at all times during each taxable year;

•	distribute all of our earnings and profits accumulated for all years prior to the first taxable year that we qualify as a RIC no later than the last day of such taxable year;

•	derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to our business of investing in such stock or securities (the “90% Income Test”); and

•	diversify our holdings so that at the end of each quarter of the taxable year:

•	at least 50% of the value of our assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

•	no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships” (the “Diversification Tests”).

Qualified earnings may exclude such income as management fees received in connection with our subsidiaries or other potential outside managed funds and certain other fees.

We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with payment in kind (PIK) interest or, in certain cases, increasing interest rates or issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as PIK interest, deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock, or certain income with respect to equity investments in foreign corporations. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount.

Although we do not presently expect to do so, we will be authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we will not be permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous. If we are prohibited from making distributions or are unable to obtain cash from other sources to make the distributions, we may fail to qualify as a RIC, which would result in us becoming subject to corporate-level federal income tax.

In addition, we will be partially dependent on our subsidiaries for cash distributions to enable us to meet the RIC distribution requirements. Some of our subsidiaries may be limited by the Small Business Investment Act of 1958, and SBA regulations, from making certain distributions to us that may be necessary to maintain our status as a RIC. We may have to request a waiver of the SBA’s restrictions for our subsidiaries to make certain distributions to maintain our RIC status. We cannot assure you that the SBA will grant such waiver. If our subsidiaries are unable to obtain a waiver, compliance with the SBA regulations may cause us to fail to qualify as a RIC, which would result in us becoming subject to corporate-level federal income tax.

The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement.

Any transactions in options, futures contracts, constructive sales, hedging, straddle, conversion or similar transactions, and forward contracts will be subject to special tax rules, the effect of which may be to accelerate income to us, defer losses, cause adjustments to the holding periods of our investments, convert long-term capital gains into short-term capital gains, convert short-term capital losses into long-term capital losses or have other tax consequences. These rules could affect the amount, timing and character of distributions to stockholders. We do not currently intend to engage in these types of transactions.

A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus net realized short-term capital gains in excess of net realized long-term capital losses). If our expenses in a given year exceed gross taxable income (e.g., as the result of large amounts of equity-based compensation), we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, we may for tax purposes have aggregate taxable income for several years that we are required to distribute and that is taxable to our stockholders even if such income is greater than the aggregate net income we actually earned during those years. Such required distributions may be made from our cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, you may receive a larger capital gain distribution than you would have received in the absence of such transactions.

Investment income received from sources within foreign countries, or capital gains earned by investing in securities of foreign issuers, may be subject to foreign income taxes withheld at the source. In this regard, withholding tax rates in countries with which the United States does not have a tax treaty are often as high as 35% or more. The United States has entered into tax treaties with many foreign countries that may entitle us to a reduced rate of tax or exemption from tax on this related income and gains. The effective rate of foreign tax cannot be determined at this time since the amount of our assets to be invested within various countries is not now known. We do not anticipate being eligible for the special election that allows a RIC to treat foreign income taxes paid by such RIC as paid by its stockholders.

If we acquire stock in certain foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or hold at least 50% of their total assets in investments producing such passive income (“passive foreign investment companies”), we could be subject to federal income tax and additional interest charges on “excess distributions” received from such companies or gain from the sale of stock in such companies, even if all income or gain actually received by us is timely distributed to our stockholders. We would not be able to pass through to our stockholders any credit or deduction for such a tax. Certain elections may, if available, ameliorate these adverse tax consequences, but any such election requires us to recognize taxable income or gain without the concurrent receipt of cash. We intend to limit and/or manage our holdings in passive foreign investment companies to minimize our tax liability.

Foreign exchange gains and losses realized by us in connection with certain transactions involving non-dollar debt securities, certain foreign currency futures contracts, foreign currency option contracts, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Code provisions that generally treat such gains and losses as ordinary income and losses and may affect the amount, timing and character of distributions to our stockholders. Any such transactions that are not directly related to our investment in securities (possibly including speculative currency positions or currency derivatives not used for hedging purposes) could, under future Treasury regulations, produce income not among the types of “qualifying income” from which a RIC must derive at least 90% of its annual gross income.

Built-In Gains Tax. We anticipate that certain of our assets will have built-in gain (i.e., assets whose fair market value exceeds our tax basis at the time we acquire them) as of the beginning of 2015, which is the beginning of first year that we expect to qualify as a RIC. To the extent such gain is recognized by us upon a sale or other disposition of such assets during the ten-year period (or shorter applicable period) following the beginning of such taxable year, we will be required to pay a corporate-level tax on the net amount of any such built-in gains. Alternatively, we may make a special election to cause the gain to be recognized as of the beginning of such taxable year. In that event, we would be required to recognize such built-in gain as such assets were sold as of the beginning of such taxable year. We do not anticipate making this election at this time. Any corporate-level built-in gains tax is payable at the time the built-in gains are recognized (which generally will be the years in which the built-in gain assets are sold in a taxable transaction). The amount of this tax will vary depending on the assets that are actually sold by us in this 10-year period (or shorter applicable period), the actual amount of net built-in gain or loss present in those assets as of the beginning of such taxable year and effective tax rates. The payment of any such corporate-level tax on built-in gains will be a company expense that will be borne by all stockholders and will reduce the amount available for distribution to stockholders. In addition, we will be required to distribute such gain (net of any corporate-level tax) to our stockholders in order to eliminate our liability for corporate-level U.S. federal income tax on such gain and possibly to maintain our qualification as a RIC.

Taxation of U.S. Stockholders

Distributions by us generally will be taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which will generally equal our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. To the extent such distributions paid by us to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a maximum tax rate of 20%, provided holding period and other requirements are met at both the stockholder and company levels. Distributions of our net capital gains (which will generally equal our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” in written statements furnished to our stockholders will be taxable to a U.S. stockholder as long-term capital gains that are currently taxable at a maximum rate of 20% in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder.

We may retain some or all of our realized net long-term capital gains in excess of realized net short-term capital losses, but designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. Because we expect to pay tax on any retained capital gains at our regular corporate tax rate, and because that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual U.S. stockholders will be treated as having paid will exceed the tax they owe on the capital gain distribution and such excess generally may be refunded or claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a stockholder’s liability for federal income tax. A stockholder that is not subject to federal income tax or otherwise required to file a federal income tax return would be required to file a federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s cost basis for his, her or its common stock. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

In accordance with certain applicable Treasury regulations and private letter rulings issued by the IRS, a RIC may treat a distribution of its own stock as fulfilling its RIC distribution requirements if each stockholder may elect to receive his or her entire distribution in either cash or stock of the RIC, subject to a limitation that the aggregate amount of cash to be distributed to all stockholders must be at least 20% of the aggregate declared distribution. If too many stockholders elect to receive cash, each stockholder electing to receive cash must receive a pro rata amount of cash (with the balance of the distribution paid in stock). In no event will any stockholder, electing to receive cash, receive less than 20% of his or her entire distribution in cash. If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock. Other than in connection with the Special Dividend, we have no current intention of paying dividends in shares of our stock in connection with fulfilling RIC distribution requirements.

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of the deduction for ordinary income and capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. stockholders on December 31 of the year in which the dividend was declared.

If an investor purchases BDC Shares shortly before the record date of a distribution, the price of the BDC Shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.

A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of his, her or its BDC Shares. The amount of gain or loss will be measured by the difference between such U.S. stockholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. stockholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of BDC Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of BDC Shares may be disallowed if other BDC Shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

In general, U.S. stockholders taxed at individual rates currently are subject to a maximum U.S. federal income tax rate of 20% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in BDC Shares. Such rate is lower than the maximum rate on ordinary income currently payable by such U.S. stockholders. In addition, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 35% rate also applied to ordinary income. Non-corporate U.S. stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year any net capital losses of a non-corporate U.S. stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

We (or the applicable withholding agent) will send to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a notice reporting, on a per share and per distribution basis, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the 20% maximum rate). Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.

In some taxable years, we may be subject to the alternative minimum tax (“AMT”). If we have tax items that are treated differently for AMT purposes than for regular tax purposes, we may apportion those items between us and our stockholders, and this may affect our stockholder’s AMT liabilities. Although regulations explaining the precise method of apportionment have not yet been issued by the IRS, we may apportion these items in the same proportion that dividends paid to each stockholder bear to our taxable income (determined without regard to the dividends paid deduction), unless we determine that a different method for a particular item is warranted under the circumstances. You should consult your own tax advisor to determine how an investment in Newtek BDC’s stock could affect your AMT liability.

We may be required to withhold U.S. federal income tax (“backup withholding”) from all distributions to any U.S. stockholder (other than a stockholder that otherwise qualifies for an exemption) (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U. S. stockholder’s federal income tax liability, provided that proper information is provided to the IRS.

U.S. stockholders that hold their common stock through foreign accounts or intermediaries will be subject to U.S. withholding tax at a rate of 30% on dividends after June 30, 2014, and proceeds of sale of our common stock paid after December 31, 2016 if certain disclosure requirements related to U.S. accounts are not satisfied.

Dividend Reinvestment Plan. We intend to adopt a dividend reinvestment plan through which all dividend distributions are paid to our stockholders in the form of additional BDC Shares, unless a stockholder elects to receive cash in accordance with the terms of the plan. See “Dividend Reinvestment Plan”. Any distributions made to a U.S. stockholder that are reinvested under the plan will nevertheless remain taxable to the U.S. stockholder. The U.S. stockholder will have an adjusted tax basis in the additional BDC Shares purchased through the plan equal to the amount of the reinvested distribution. The additional BDC Shares will have a new holding period commencing on the day following the day on which the BDC Shares are credited to the U.S. stockholder’s account.

Taxation of Non-U.S. Stockholders

Whether an investment in BDC Shares is appropriate for a Non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in the BDC Shares by a Non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders should consult their tax advisers.

Distributions of our “investment company taxable income” to Non-U.S. stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. stockholders directly) will be subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder, we will not be required to withhold federal tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers).

However, for taxable years beginning before January 1, 2014, no withholding is required with respect to certain distributions if (i) the distributions are properly reported to our stockholders as “interest-related dividends” or “short-term capital gain dividends” in written statements to our stockholders, (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. Currently, we do not anticipate that any significant amount of our distributions would be reported as eligible for this exemption from withholding. No assurance can be provided that this exemption will be extended for tax years beginning after December 31, 2013.

Actual or deemed distributions of our net capital gains to a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale of our common stock, will not be subject to federal withholding tax and generally will not be subject to federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. stockholder.

The tax consequences to Non-U.S. stockholders entitled to claim the benefits of an applicable tax treaty or that are individuals that are present in the United States for 183 days or more during a taxable year may be different from those described herein. Non-U.S. stockholders are urged to consult their tax advisers with respect to the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of our common stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in BDC Shares may not be appropriate for a Non-U.S. stockholder.

A Non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of federal tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

Legislation generally referred to as the “Foreign Account Tax Compliance Act” imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners). The types of income subject to the tax include U.S. source interest and dividends paid after June 30, 2014 and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends paid after December 31, 2016. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. When these provisions become effective, depending on the status of a Non-U.S. Holder and the status of the intermediaries through which they hold their BDC Shares, Non-U.S. Holders could be subject to this 30% withholding tax with respect to distributions on their BDC Shares and proceeds from the sale of their BDC Shares. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.

Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

Failure to Qualify as a RIC

If we fail to satisfy the 90% Income Test or the Diversification Tests for any taxable year, we may nevertheless qualify as a RIC for such year if certain relief provisions are applicable (which may, among other things, require us to pay certain corporate-level federal taxes or to dispose of certain assets).

If we were unable to qualify for treatment as a RIC and the foregoing relief provisions are not applicable, we would be subject to tax on all of our taxable income at regular corporate rates, regardless of whether we make any distributions to our stockholders. Distributions would not be required, and any distributions would be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits and, subject to certain limitations, may be eligible for the 20% maximum rate for noncorporate taxpayers provided certain holding period and other requirements were met. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. To requalify as a RIC in a subsequent taxable year, we would be required to satisfy the RIC qualification requirements for that year and dispose of any earnings and profits from any year in which we failed to qualify as a RIC. Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the nonqualifying year, we could be subject to tax on any unrealized net built-in gains in the assets held by us during the period in which we failed to qualify as a RIC that are recognized within the subsequent 10 years (or shorter applicable period), unless we made a special election to pay corporate-level tax on such built-in gain at the time of our requalification as a RIC.

Taxation of the Special Dividend

Reasons for Special Dividend. As discussed above, if we undertake the Reincorporation Transaction and elect to qualify as a BDC, we also intend to elect to be treated as a RIC under subchapter M of the Code beginning with our 2015 taxable year. To qualify as a RIC, we must, among other things, distribute by the end of the first taxable year that we elect to be treated as a RIC all of our accumulated earnings and profits from all taxable years that we were taxed as a C corporation. We intend to satisfy this requirement through the payment of the Special Dividend. Although the Company cannot determine the amount of its accumulated C corporation earnings and profits until after the end of its 2014 taxable year, the aggregate amount of the Special Dividend will equal the amount of such accumulated C corporation earnings and profits as of such date. Following the Reincorporation Transaction, the Company expects to make distributions in an amount approximately equal to its pre-tax income. The portions of any such distributions that exceed the Company’s current earnings will have the effect of reducing the amount of the Special Dividend. The timing of the payment of the Special Dividend will be determined at the discretion of the Board, but in all events, the Special Dividend will be paid no later than December 31, 2015, which is our first taxable year that we anticipate that we will qualify as RIC. At the discretion of the Board, the Special Dividend may be paid in more than one installment.

At the discretion of the Board, the Special Dividend may be payable in cash or BDC Shares at the election of stockholders. In accordance with certain applicable Treasury regulations and private letter rulings issued by the IRS, a RIC may treat a distribution of its own stock as fulfilling its RIC distribution requirements if each stockholder may elect to receive his or her entire distribution in either cash or stock of the RIC, subject to a limitation that the aggregate amount of cash to be distributed to all stockholders must be at least 20% of the aggregate declared distribution. If too many stockholders elect to receive cash, each stockholder electing to receive cash must receive a pro rata amount of cash (with the balance of the distribution paid in stock). In no event will any stockholder, electing to receive cash, receive less than 20% of his or her entire distribution in cash. If these and certain other requirements are met, for U.S. federal income tax purposes, the entire amount of the distribution, including the portion amount of the Special Dividend paid in stock, will be treated as a taxable distribution that will satisfy the requirement to distribute all of our earnings and profits accumulated in all taxable years prior to our qualification as a RIC.

Taxation of U.S. Stockholders. Each U.S. stockholder must include the sum of the value of the our stock and the amount of cash, if any, received pursuant to the Special Dividend in his, her, or its gross income as dividend income. The Treasury regulations and IRS private letter rulings noted above confirm that, for this purpose, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of the stock. A stockholder that receives our stock pursuant to the Special Dividend would have a tax basis in such stock equal to the amount of cash that could have been received instead of such stock as described above, and the holding period in such stock would begin on the day following the payment date for the dividend.

Subject to certain holding period and other requirements, the Special Dividend will be eligible for the reduced maximum tax rates applicable to qualified dividends for non-corporate stockholders. If the Special Dividend is paid prior to effective date of our election to be taxable as a RIC, which is expected to be January 1, 2015, such dividend generally will be eligible for the dividends received deduction available to U.S. stockholders that are domestic corporations but not S corporations. However, if the Special Dividend is paid after the effective date of our election to become a RIC, it is uncertain whether such distribution will be eligible for the dividends received deduction.

We may be required to withhold U.S. federal income tax (“backup withholding”) from all distributions to any U.S. stockholder (other than a stockholder that otherwise qualifies for an exemption) (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U. S. stockholder’s federal income tax liability, provided that proper information is provided to the IRS.

U.S. stockholders are urged to consult their own tax advisors to determine the federal, state, and local income tax consequences of the Special Dividend in light of their unique circumstances.

Taxation of Non-U.S. Stockholders. For non-U.S. stockholders, the dividend will be subject to withholding of U.S. Federal withholding tax on a gross basis at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), unless it is treated as effectively connected with the conduct by the non-U.S. stockholder of a United States trade or business. Certain certification and disclosure requirements must be satisfied for the stockholder to be exempt from withholding under the effectively connected income exemption or to qualify for a reduced rate of withholding under an applicable treaty. If the dividend is effectively connected with a non-U.S. stockholder’s U.S. trade or business, such non-U.S. stockholder will be subject to tax on the dividend on a net basis (that is, after allowance of deductions) at graduated rates and generally will not be subject to withholding. A non-U.S. stockholder that is a corporation may also be subject to an additional branch profits tax on the dividend at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Generally, information reporting will apply to the payment of the dividend, and backup withholding may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

Legislation referred to as the Foreign Account Tax Compliance Act generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners). The types of income subject to the tax include U.S. source dividends paid after June 30, 2014. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner.

Non-U.S. stockholders should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of the Special Dividend.

BDC Risk Factors

The Reincorporation Transaction and subsequent operation as a BDC involves many risks, including the following:

•	Throughout our 15 year history we have never operated as a BDC.

•	We will be dependent upon our senior lending team and our executive committee for our future success and if we are unable to hire and retain qualified personnel or if we lose any member of our senior lending team or our executive committee, our ability to achieve our investment objective could be significantly harmed.

•	We will operate in a highly competitive market for investment opportunities.

•	Our portfolio may lack company diversification, which may subject us to a risk of significant loss if one or more of these companies defaults on its obligations under any of its debt instruments.

•	Our portfolio may be concentrated in a limited number of industries, which may subject us to a risk of significant loss if there is a downturn in a particular industry in which a number of our investments are concentrated.

•	Our board of directors may change our investment objective, operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse.

•	Investing in small businesses involves a high degree of risk, and our financial results may be affected adversely if one or more of our significant portfolio investments defaults on its loans or fails to perform as we expect.

•	The lack of liquidity in our investments may adversely affect our business.

•	An extended disruption in the capital markets and the credit markets could impair our ability to raise capital and negatively affect our business.

•	We may borrow money, which would magnify the potential for loss on amounts invested and may increase the risk of investing in us.

•	The necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage as well as the inability to raise such funds when needed.

•	There will be uncertainty as to the value of our portfolio investments.

•	We may experience fluctuations in our quarterly and annual results.

•	We will be subject to corporate-level income tax on all of our income if we are unable to qualify as a RIC under the Code, which would have a material adverse effect on our financial performance.

•	Regulations governing our operation as a BDC will affect our ability to raise additional capital and the way in which we do so.

•	The market price of BDC Shares may decline below our net asset value per share.

•	Our common stock price may be volatile and may decrease substantially.

•	We may not be able to pay distributions, our distributions may not grow over time and a portion of our distributions may be a return of capital.

•	Sales of substantial amounts of our common stock in the public market may have an adverse effect on the market price of our common stock.

As a BDC, any failure to comply with the requirements imposed on us by the 1940 Act could cause the SEC to bring an enforcement action against us and/or expose us to claims of private litigants. In addition, upon approval of a majority of our stockholders, we may elect to withdraw our status as a BDC. If we decide to withdraw our election, or if we otherwise fail to qualify, or maintain our qualification, as a BDC, we may be subject to the substantially greater regulation under the 1940 Act as a closed-end investment company. Compliance with such regulations would significantly decrease our operating flexibility, and could significantly increase our costs of doing business.

Required Vote

The approval of the Reincorporation Transaction will require the affirmative vote of a majority of the outstanding Shares entitled to vote at the Special Meeting. Abstentions and Broker Non-Votes will have the effect of a vote against this proposal.

THE BOARD BELIEVES THAT A VOTE “FOR” PROPOSAL I TO APPROVE THE REINCORPORATION TRANSACTION AS DESCRIBED ABOVE IS IN THE BEST INTERESTS OF OUR STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” PROPOSAL I.

PROPOSAL II – APPROVAL OF REVERSE STOCK SPLIT

The Company intends to effectuate a reverse stock split of our Shares as described below, (the “Reverse Stock Split”).

Our Board of Directors has approved the Reverse Stock Split and believes that it is in our best interests to undertake the Reverse Stock Split in order to increase the trading price of our Shares on the NASDAQ Capital Market. Our Board of Directors believes that such an increased trading price will make our Shares more attractive to a wider array of investors, which will improve our ability to raise additional capital in connection with and subsequent to effectuating the BDC Election discussed in Proposal I. In addition, we expect our stockholders will also benefit from relatively lower trading costs for higher priced Shares. We will not effectuate the Reverse Stock Split UNLESS stockholders approve this Proposal II and each of the other proposals set forth herein other than Proposal V.

Approval of this Proposal II would permit (but not require) our Board of Directors to effectuate the Reverse Stock Split by a ratio of not less than 1-for-4 and not more than 1-for-6, with the exact ratio to be set within this range as determined by our Board of Directors in its sole discretion. The exact ratio of the Reverse Stock Split will be determined by the Board of Directors, publicly announced by the Company, prior to the effective time of the split. We believe that enabling our Board of Directors to set the ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio of the Reverse Stock Split, if any, following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•	the historical trading prices and trading volume of our Shares;

•	the number of Shares outstanding;

•	the then-prevailing trading price and trading volume of our Shares and the anticipated or actual impact of the Reverse Stock Split on the trading price and trading volume for our Shares;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, no fewer than every four and no more than every six Shares, including Shares held in the Company’s treasury, will be combined into one Share. The amendment to our Restated Certificate of Incorporation, as amended, to effectuate the Reverse Stock Split, will not change the authorized number of Shares or preferred stock of the Company, or the par value of the Company’s common stock or preferred stock.

The Reverse Stock Split does not require the approval of any federal or state regulatory agency and our stockholders are not entitled to dissenter’s rights in connection therewith. If Proposal II is approved at the Special Meeting, we will file a Certificate of Amendment to our Restated Certificate of Incorporation containing the following language:

Article Fourth is hereby amended by adding new subsection (c) to the thereof as follows:

(c) Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the Business Corporation Law of the State of New York (the “Effective Time”), each share of the common stock, $0.02 par value per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will automatically be reclassified as and converted into a smaller number of shares such that each four to six shares of issued Old Common Stock immediately prior to the Effective Time is reclassified into one share of common stock, $0.02 par value per share (the “New Common Stock”), the exact ratio within the four to six range to be determined by the board of directors of the Corporation prior to the Effective Time and publicly announced by the Corporation. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of New Common Stock as a result of the reclassification, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction to which such holder would otherwise be entitled multiplied by the closing price of a share of Common Stock on the NASDAQ Capital Market immediately following the Effective Time. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock after the Effective Time into which the shares of Old Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of fractional shares of New Common Stock after the Effective Time).

If Proposal II is approved at the Special Meeting, we anticipate that the Reverse Stock Split will be effected approximately 30 days prior to the date we expect to complete the Reincorporation Transaction and make the BDC Election. However, the exact timing of the effective date of the Reverse Stock Split will be determined by our Board of Directors based upon our Board of Directors’ evaluation as to when such action will be most advantageous to us and our stockholders. Our Board of Directors reserves the right to delay the effectiveness of the Reverse Stock Split for up to 12 months following the date of approval of this Proposal II. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to determine not to proceed with the Reverse Stock Split if, at any time prior to the effectiveness of the Certificate of Amendment pursuant to the Business Corporation Law of the State of New York, our Board of

Directors, in its sole discretion, determines that it is no longer in the best interests of our company and our stockholders to do so.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

The primary reason for proposing the Reverse Stock Split is to increase the per share market price of our Shares. Our common stock is currently listed on the NASDAQ Capital Market under the symbol “NEWT,” which we believe helps support and maintain stock liquidity and Company recognition for our stockholders. The Board believes that the Reverse Stock Split will result in a higher per share trading price, which is intended to generate greater investor interest in the Company and improve the marketability of the common stock to a broader range of investors. We expect this will better position us to undertake the Proposed Offering after effectuating the Reincorporation Transaction and BDC Election. This Proxy Statement is not an offer to sell securities. Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from SEC registration requirements.

Although the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Shares, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Shares. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Shares will increase following the Reverse Stock Split or that the market price of our Shares will not decrease in the future. Additionally, we cannot assure you that the market price per Share after a Reverse Stock Split will increase in proportion to the reduction in the number of Shares outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

We will not effectuate the Reverse Stock Split if it would cause our Shares to be (i) held by less than 300 stockholders of record to the extent such Shares are held by greater than 300 stockholders of record prior to the Reverse Stock Split, or (ii) subject to delisting from the NASDAQ Capital Market.

How the Reverse Stock Split will be Effectuated

The Reverse Stock Split would become effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of New York, or, in the event that the Certificate of Amendment specifies a later time of effectiveness, such later time. The exact timing of the filing of such a Certificate of Amendment will be determined by our Board of Directors, in its sole discretion. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval of this Proposal II and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to effectiveness of the Reverse Stock Split, our Board of Directors, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed with the Reverse Stock Split. If a Certificate of Amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware within one year after the Special Meeting, our Board of Directors will be deemed to have abandoned the Reverse Stock Split.

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, a minimum of every four and a maximum of every six Shares, including Shares held in the Company’s treasury, will be combined into one new Share. Based on [                ] Shares issued and outstanding as of the Record Date, immediately following the Reverse Stock Split the Company would have approximately [                ] Shares issued and outstanding if the ratio for the Reverse Stock Split is 1-for-4, [                ] Shares issued and outstanding if the ratio for the Reverse Stock Split is 1-for-5, and [                ] Shares issued and outstanding if the ratio for the Reverse Stock Split is 1-for-6.

The actual number of Shares issued and outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the ratio for the Reverse Stock Split that is ultimately determined by our Board of Directors.

The Reverse Stock Split will affect all holders of our Shares uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that, as described below under “– Fractional Shares,” record holders otherwise entitled to a fractional Share as a result of the Reverse Stock Split will receive cash in lieu of such fractional Share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional Shares).

Effect of the Reverse Split on the Number of Authorized Shares of Our Common Stock

The Reverse Stock Split does not change number of our authorized Shares, which will remain at 54,000,000 Shares. Because we are not changing the number of authorized Shares, the practical effect of the Reverse Stock Split will be to provide us with up to [                ] additional authorized but unissued Shares of our post-Reverse Stock Split common stock available for future issuance. However, if stockholders approve Proposal I and we complete the Reincorporation Transaction, the Maryland Articles will authorize the issuance of up to 200,000,000 BDC Shares.

Our Board of Directors also believes that it is prudent and advisable for us to retain a sufficient number of authorized but unissued Shares to better position ourselves with added flexibility to raise additional capital through a variety of possible financing transactions and/or consummate mergers, acquisitions, combinations and various other strategic alternatives, and in order to avoid delays that might otherwise arise if we were required to solicit stockholder approval for additional Shares at the time of a proposed transaction. Our authorized but unissued common stock may be issued at the direction of our Board of Directors at such times, in such amounts and upon such terms as our Board of Directors may determine, without further approval of our stockholders unless, in any instance, such approval is expressly required by law. The resulting increase in the number of authorized Shares as a result of the Reverse Stock Split may affect the rights of existing holders of Shares to the extent that future issuances of Shares reduce each existing stockholder’s proportionate ownership and voting rights in our company. In addition, possible dilution caused by future issuances of Shares could be accompanied by a decline in the market price of our Shares, assuming a market for our Shares continues, of which there is no assurance.

The additional common stock that will be available for issuance following the Reverse Stock Split could have material anti-takeover consequences, including the ability of our Board of Directors to issue additional Shares without additional stockholder approval because unissued common stock could be issued by our Board of Directors in circumstances that may have the effect of delaying, deterring or preventing takeover bids. For example, without further stockholder approval, our Board of Directors could strategically sell Shares in a private transaction to purchasers who would oppose a takeover. In addition, because stockholders do not have preemptive rights under our Restated Articles of Incorporation or Bylaws, the rights of existing stockholders may (depending on the particular circumstances in which the additional Shares are issued) be diluted by any such issuance and increase the potential cost to acquire control of our Company. In proposing the Reverse Stock Split, our Board of Directors was not aware of any attempt to take control of the Company and was not motivated by the threat of any attempt to accumulate Shares or otherwise gain control of our Company. However, stockholders should nevertheless be aware that approval of Proposal II could facilitate our efforts to deter or prevent changes of control in the future.

Our Board of Directors does not intend to issue any additional Shares except on terms that it deems to be in the best interest of our Company and our stockholders. It is not anticipated that our financial condition, the percentage ownership of management, the number of stockholders, or any aspect of our business will materially change as a result of the Reverse Stock Split.

Effect on Registered and Beneficial Stockholders

When effectuating the Reverse Stock Split, we intend to treat stockholders holding the Company’s common stock in “street name” (that is, held through a broker, bank or other nominee) in the same manner as registered stockholders whose Shares are registered in their names. Brokers, banks or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Shares in “street name;” however, these brokers, banks or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If you hold your Shares with a broker, bank or other nominee, and have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered “Book-Entry” Stockholders

The Company’s registered stockholders may hold some or all of their Shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of Shares registered in their accounts.

•	If you hold registered Shares in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split Shares in registered book-entry form or your cash payment in lieu of any fractional Shares, if applicable.

•	If you are entitled to post-Reverse Stock Split Shares, a transaction statement will automatically be sent to your address of record as soon as practicable after the effective date of the Reverse Stock Split indicating the number of Shares you hold.

•	If you are entitled to a payment in lieu of any fractional Shares, a check will be mailed to you at your registered address as soon as practicable after the effective date of the Reverse Stock Split. By signing and cashing this check, you will warrant that you owned the Shares for which you received a cash payment.

Effect on Registered Certificated Shares

Some registered stockholders hold their Shares in certificate form or a combination of certificate and book-entry form. If any of your Shares are held in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the Reverse Stock Split, if any. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split for a statement of holding, together with any payment of cash in lieu of fractional Shares to which you are entitled. When you submit your certificate representing the pre-Reverse Stock Split Shares, your post-Reverse Stock Split Shares will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-Reverse Stock Split Shares you own in book-entry form.

Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split. If you are entitled to a payment in lieu of any fractional Shares, payment will be made as described below under “– Fractional Shares.”

STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

As applicable, new share certificates evidencing post-Reverse Stock Split Shares that are issued in exchange for pre-Reverse Stock Split Shares representing restricted Shares will contain the same restrictive legend as on the old certificates. For purposes of determining the term of the restrictive period applicable to the post-Reverse Stock Split Shares, the time period during which a stockholder has held their existing pre-Reverse Stock Split Shares will be included in the total holding period.

Fractional Shares

Fractional Shares will not be issued in connection with the Reverse Stock Split. Stockholders of record and stockholders who hold their Shares through a bank, broker, custodian or other nominee who would otherwise hold fractional Shares as a result of the Reverse Stock Split will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional Shares. Each such stockholder will be entitled to receive an amount in cash equal to the fraction of one Share to which such stockholder would otherwise be entitled multiplied by the closing price of a Share on the NASDAQ Capital Market immediately following the Reverse Stock Split.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests resulting from the Reverse Stock Split that are not timely claimed after the effective time in accordance with applicable law may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants and Convertible or Exchangeable Securities

Based upon the ratio for the Reverse Stock Split determined by the Board of Directors, proportionate adjustments are generally required to be made to the per Share exercise price and the number of Shares issuable upon the exercise or conversion of all outstanding options. This would result in approximately the same aggregate price being required to be paid under such options upon exercise, and approximately the same value of Shares being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of Shares deliverable upon settlement or vesting of restricted stock awards and restricted stock units will be similarly adjusted. The number of Shares reserved for issuance pursuant to these securities will be adjusted proportionately based upon the ratio for the Reverse Stock Split determined by the Board of Directors.

Accounting Matters

The amendment to our Restated Certificate of Incorporation, as amended, will not affect the par value of our common stock per Share, which will remain $0.02. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per Share net income or loss will be higher because there will be fewer Shares outstanding.

No Appraisal Rights

Stockholders will not have dissenters’ or appraisal rights under New York corporate law or under the Company’s Restated Certificate of Incorporation in connection with the proposed Reverse Stock Split.

Federal Income Tax Consequences of the Reverse Stock Split

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Shares that is (i) a citizen or individual resident of the United States, (ii) a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person or (iv) an estate whose income is subject to U.S. federal income taxation regardless of its source (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to a holder based on the holder’s personal circumstances or particular situation, such as (i) the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for U.S. federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address the U.S. federal alternative minimum tax consequences or state, local or foreign tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

The following discussion summarizing certain federal income tax consequences of the Reverse Stock Split is based on the Code of 1986, as amended (the “Code”), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date this Proxy Statement was first mailed to stockholders. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). The following discussion has not been prepared by tax counsel, but has been reviewed by management and is believed to be accurate as of the date of this Proxy Statement. Our views regarding the tax consequences of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service (“IRS”) or the courts would accept the positions expressed herein.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ALTERNATIVE MINIMUM AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Internal Revenue Code. Therefore, a U.S. holder generally will not recognize gain or loss on the Reverse Stock Split as a result of the receipt of the common stock following the effective date of the Reverse Stock Split, solely in exchange for the common stock held prior to the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional Share interest in the post-Reverse Stock Split Shares. The aggregate tax basis of the post-Reverse Stock Split Shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split Shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional Shares), and the holding period of the post-Reverse Stock Split Shares received will include the holding period of the pre-Reverse Stock Split Shares exchanged. A holder of the pre-Reverse Stock Split Shares who receives cash in lieu of a fractional Share will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-Reverse Stock Split Shares allocated to the fractional Share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-Reverse Stock Split Shares were held for one year or less and long term if such Shares were held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to the receipt of cash in lieu of fractional Shares by U.S. holders that are not exempt recipients (such as corporations). A backup withholding tax, currently at a rate of [    ]%, may apply to such payments if the U.S. holder (i) fails to provide to us or our distribution agent a taxpayer identification number, (ii) furnishes an incorrect taxpayer identification number, (iii) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the IRS that it is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS.

Non-U.S. Holders

The following is a general discussion of the material U.S. federal income tax consequences to Non-U.S. Holders of common stock in connection with the Reverse Stock Split. A “Non-U.S. Holder” is an individual, corporation, trust or estate that is a beneficial owner of common stock, holds such stock as a capital asset and is not a U.S. holder.

For purposes of the discussion below, gain on the sale of fractional Shares in respect of the Reverse Stock Split will be considered “U.S. trade or business income” to a Non-U.S. Holder if such dividends or gains are:

•	effectively connected with the Non-U.S. Holder’s conduct of a U.S trade or business; or

•	in the case of a treaty resident, attributable to a U.S. permanent establishment (or in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States.

Generally, U.S. trade or business income is subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates. Moreover, U.S. trade or business income received by a Non-U.S. Holder that is a corporation may, under specific circumstances, be subject to an additional tax – the “branch profits tax” – at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

Gain realized by a Non-U.S. Holder on the receipt of cash in lieu of fractional Shares generally will not be subject to U.S. federal income tax or withholding, unless:

•	the gain is U.S. trade or business income;

•	subject to certain exceptions, the Non-U.S. Holder is an individual who holds common stock as a capital asset, is present in the United States for 183 days or more in the taxable year of the share distribution and meets certain other requirements; or

•	The Company is or has been a “U.S. real property holding corporation” for federal income tax purposes at any time during the shorter of the five-year period ending on the date of the share distribution and the Non-U.S. Holder’s holding period in the common stock, and the Non-U.S. Holder does not fall within a de minimis exemption.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in much the same manner as if such holder were a resident of the United States. A Non-U.S. holder that is a corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by U.S. source capital losses from the same taxable year (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

We believe that we have not been and are not currently a U.S. real property holding corporation.

THIS SUMMARY IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS SUMMARY ASSUMES THAT OUR SHARES ARE HELD AS “CAPITAL ASSETS” AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO OUR STOCKHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE REVERSE STOCK SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH STOCKHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE REVERSE STOCK SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE REVERSE STOCK SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH STOCKHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

Required Vote

The approval of the Reverse Stock Split requires the affirmative vote of a majority of the outstanding Shares entitled to vote at the Special Meeting. Abstentions and Broker Non-Votes will have the effect of a vote against this proposal.

THE BOARD BELIEVES THAT A VOTE “FOR” PROPOSAL II TO APPROVE THE REVERSE STOCK SPLIT AS DESCRIBED ABOVE IS IN THE BEST INTERESTS OF OUR STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” PROPOSAL II.

PROPOSAL III – AUTHORIZATION TO SELL SHARES OF COMMON STOCK AT A PRICE OR PRICES BELOW THE COMPANY’S THEN CURRENT NET ASSET VALUE PER SHARE IN ONE OR MORE OFFERINGS

If our stockholders approve Proposal I, as well as all other Proposals herein, we intend to effectuate the Reincorporation Transaction, make the BDC Election and undertake the Proposed Offering. Under the 1940 Act, a BDC may not sell shares of its common stock at a price below the then current net asset value per share of such stock (“NAV”), exclusive of sales compensation, unless its stockholders approve such a sale and the Company’s Board of Directors make certain determinations. It is not possible to predict whether our BDC Shares will trade at a price above or below their NAV on the date we complete the Proposed Offering. We will not sell any BDC Shares pursuant to this Proposal III UNLESS our stockholders approve this Proposal III and each of the other proposals set forth herein other than Proposal V.

We are seeking the authorization of our stockholders so that, subsequent to effectuating the BDC Election, we may, in one or more public or private offerings, sell or otherwise issue BDC Shares at a price below our then current NAV, subject to certain conditions discussed below, including that our then current NAV is not diluted by an amount greater than 25%. Our Board of Directors believes that having the flexibility to sell our common stock below NAV in certain instances is in the best interests of stockholders. In particular, such flexibility will improve our ability to effectuate the BDC Election and undertake the Proposed Offering promptly thereafter, as discussed in Proposal I. Subsequent to effectuating the BDC Election, flexibility to sell our common stock below NAV will provide us with better access to the capital markets as attractive investment opportunities arise, and improve our ability to grow over time and pay dividends to stockholders. Generally, common stock offerings by BDCs are priced based on the market price of the currently outstanding Shares, less a small discount of approximately 5% (which may be higher or lower depending on market conditions). Accordingly, even when BDC Shares trade at a market price below NAV, this Proposal III would permit the Company to offer and sell shares of its common stock in accordance with pricing standards that market conditions generally require, subject to the conditions described below in connection with any offering undertaken pursuant to this Proposal III. If approved, as required under the 1940 Act, the authorization would be effective for securities sold during a period beginning on the date of such stockholder approval and expiring on the earlier of the anniversary of the date of this Special Meeting or the date of the Company’s 2015 Annual Meeting of Stockholders.

After the Proposed Offering, the Company has no immediate plans to sell BDC Shares below NAV. However, it is seeking stockholder approval for multiple such offerings in order to maintain access to the markets if the Company determines it should sell BDC Shares below NAV. These sales typically must be undertaken quickly. The final terms of any such sale will be determined by the Board of Directors at the time of sale. Other than the Proposed Offering, as discussed herein, it is impracticable to describe the transaction or transactions in which our Shares would be sold at a price below NAV. Instead, any transaction where the Company sells such Shares, including the nature and amount of consideration that would be received by the Company at the time of sale and the use of any such consideration, will be reviewed and approved by the Board of Directors at the time of sale. Subject to the condition that our then current NAV is not diluted by an amount greater than 25%, there will be no limit on the percentage below NAV at which shares may be sold in an offering by the Company under this Proposal III. If this Proposal III is approved, no further authorization from the stockholders will be solicited prior to any such sale in accordance with the terms of this Proposal III.

This Proxy Statement is not an offer to sell securities. Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from SEC registration requirements.

1940 Act Conditions for Sales Below NAV

A BDC’s ability to issue shares of its common stock at a price below NAV is governed by the 1940 Act. If stockholders approve this Proposal III, the Company will only sell BDC Shares at a price below NAV if the following conditions are met:

•	a majority of the Company’s directors who are not “interested persons” of the Company as defined in the 1940 Act, and who have no financial interest in the sale, shall have approved the sale and determined that it is in the best interests of the Company and its stockholders; and

•	a majority of such directors, who are not interested persons of the Company, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount, which could be substantial.

Board Approval

On [                    ], 2014, the Company’s Board of Directors, including a majority of the non-interested directors who have no financial interest in this Proposal III, approved this Proposal III as in the best interests of the Company and its stockholders and is recommending that the Company’s stockholders vote in favor of this Proposal III to offer and sell BDC Shares at prices that may be less than NAV. In evaluating this Proposal III, the

Company’s Board of Directors, including the non-interested directors, considered and evaluated factors including the following, as discussed more fully below:

•	possible long-term benefits to the Company’s stockholders; and

•	possible dilution to the Company’s NAV

Prior to approving this Proposal III, the Company’s Board of Directors met to consider and evaluate material that our management provided on the merits of our possibly raising additional capital and the merits of publicly offering BDC Shares at a price below NAV. The Company’s Board of Directors considered the objectives of a possible offering, the mechanics of an offering, establishing size parameters for an offering, the possible effects of dilution, common stock trading volume, and other matters, including that the Company’s common stock has frequently traded both above and below NAV in recent quarters. The Board of Directors evaluated a full range of offering sizes. However, the Board of Directors has not yet drawn any definite conclusions regarding the size of the Proposed Offering or other contemplated capital raises at this time, to the extent the Company’s common stock were to trade below NAV. In determining whether or not to offer and sell common stock, including below NAV, the Board of Directors has a duty to act in the Company’s best interests and its stockholders and must comply with the other requirements of the 1940 Act.

Reasons to Offer Common Stock Below NAV

The Company’s Board of Directors believes that having the flexibility for the Company to sell its common stock below NAV in certain instances is in the Company’s best interests and the best interests of its stockholders. Such flexibility will enhance our ability to complete the Proposed Offering and expand our small business finance platform. After any such Proposed Offering, if the Company were unable to access the capital markets when attractive investment opportunities arise, the Company’s ability to grow over time and to continue to pay dividends to stockholders could be adversely affected. In reaching that conclusion, the Company’s Board of Directors considered the following possible benefits to its stockholders:

Current Market Conditions Have Created Attractive Opportunities

Current market opportunities have created, and we believe will continue to create for the foreseeable future, favorable opportunities to invest, including opportunities that, all else being equal, may increase the Company’s NAV over the longer-term, even if financed with the issuance of common stock below NAV. Stockholder approval of this Proposal III, subject to the conditions detailed below, is expected to provide the Company with the flexibility to make a BDC Election, expand its small business finance platform and invest in the attractive opportunities we believe are presented by current market conditions.

Market conditions also have beneficial effects for capital providers, including reduced competition, more favorable pricing of credit risk, more conservative capital structures and more creditor-friendly contractual terms. Accordingly, we believe that Newtek BDC could benefit from access to capital in this constrained credit market and that the current environment should provide attractive investment opportunities. The Company’s ability to take advantage of these opportunities will depend upon making the BDC Election and completing the Proposed Offering, and its continued access to capital.

Greater Investment Opportunities Due to Larger Capital Resources

The Company’s Board of Directors believes that additional capital raised through an offering of BDC Shares may help it generate additional deal flow. Based on discussions with management, the Company’s Board of Directors believes that greater deal flow, which may be achieved with more capital, would enable the

Company to be a more significant participant in the private debt and equity markets and to compete more effectively for attractive investment opportunities. Management has represented to the Company’s Board of Directors that such investment opportunities may be funded with proceeds of the Proposed Offering and future offerings of the BDC Shares. However, management has not identified specific companies in which to invest the proceeds of an offering given that specific investment opportunities will change depending on the timing of any offering.

Higher Market Capitalization and Liquidity May Make the Company’s Common Stock More Attractive to Investors

If the Company issues BDC Shares, its market capitalization and the amount of its publicly tradable common stock will increase, which may afford all holders of its common stock greater liquidity. A larger market capitalization may make the Company’s stock more attractive to a larger number of investors who have limitations of the size of companies in which they invest. Furthermore, a larger number of BDC Shares outstanding may increase the Company’s trading volume, which could decrease the volatility in the secondary market price of its common stock.

Initiation and Possible Increase of Dividends

A larger and more diversified portfolio could provide the Company with more consistent cash flow, which may support the initiation and growth of its dividend. Although we have not declared or paid regular quarterly dividends during our prior three fiscal years, in view of our focus on retaining earnings for growth, after the BDC Election, we intend to distribute dividends on a quarterly basis. Although management will continue to seek to generate income sufficient to pay the Company’s dividends in the future, the proceeds of future offerings, and the investments thereof, could enable the Company to maintain and possibly grow its dividends, which may include a return of capital, in the future.

Reduced Expenses Per Share

An offering that increases the Company’s total assets may reduce its expenses per share due to the spreading of fixed expenses over a larger asset base. The Company must bear certain fixed expenses, such as certain administrative, governance and compliance costs that do not generally vary based on its size. On a per share basis, these fixed expenses will be reduced when supported by a larger asset base.

Status as a BDC and RIC and Maintaining a Favorable Debt-to-Equity Ratio

As a BDC and a RIC, for tax purposes, the Company will be dependent on its ability to raise capital through the sale of common stock. RICs generally must distribute substantially all of their earnings from dividends, interest and short-term gains to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support new investments. Further, for the same reason BDCs, in order to borrow money or issue preferred stock, must maintain a debt to equity ratio of not more than 1-for-1, which will require the Company to finance its investments with at least as much common equity as debt and preferred stock in the aggregate. Therefore, to continue to build the Company’s investment portfolio, and thereby support maintenance and growth of the Company’s dividends, the Company will endeavor to maintain consistent access to capital through the public and private equity markets to enable it to take advantage of investment opportunities as they arise.

Exceeding the required 1-for-1 debt-to-equity ratio would have severe negative consequences for a BDC, including an inability to pay dividends, possible breaches of debt covenants and failure to qualify for tax treatment as a RIC. Although the Company does not currently expect that it will exceed the required 1-for-1 debt-to-equity ratio, the markets the Company operates in and the general economy remain volatile and uncertain. Even though the underlying performance of a particular portfolio company may not indicate impairment or an inability to repay indebtedness in full, the volatility in the debt capital markets may continue to impact the valuations of debt investments negatively and result in further unrealized write-downs of debt investments. Any such asset write- downs, as well as unrealized write-downs based on the underlying performance of the Company’s portfolio companies, if any, will negatively impact its stockholders’ equity and the resulting debt-to-equity ratio. Issuing new equity will improve the Company’s debt-to-equity ratio. In addition to meeting legal requirements applicable to BDCs, having a more favorable debt-to-equity ratio will also generally strengthen the Company’s balance sheet and give it more flexibility in its operations.

Trading History

Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that the Company’s BDC Shares will trade at a discount from net asset value, or at premiums that are unsustainable over the long term, are separate and distinct from the risk that the Company’s net asset value will decrease. Shares of the Company’s common stock have traded at a price both above and below their NAV since they began trading on the NASDAQ Capital Market. As of [                    ], 2014, the Company’s Shares traded at a [premium/discount] equal to approximately [    ]% of the net assets attributable to those shares based upon its net asset value as of [                    ], 2014. It is not possible to predict whether the BDC Shares that may be offered pursuant to this approval will trade at, above, or below net asset value. The following table sets forth, for the two most recent fiscal years and the current fiscal year, the range of high and low sales prices of our common stock as reported on the NASDAQ Capital Market, our NAV per share, the premium (discount) of high sales price to NAV and the premium (discount) of low sales price to NAV. The amounts in the table do not account for the impact of the proposed Reverse Stock Split.

	Price Range			Premium (Discount) of High Sales Price to NAV(2)	Premium (Discount) of Low Sales Price to NAV(2)
Period	High	Low	NAV(1)
First Quarter: January 1, 2011 Through March 31, 2011	$1.90	$1.60	$1.53	24%	4%
Second Quarter: April 1, 2011 Through June 30, 2011	$1.69	$1.20	$1.53	11%	(21)%
Third Quarter: July 1, 2011 Through September 30, 2011	$1.55	$1.28	$1.56	0%	(18)%
Fourth Quarter: October 1, 2011 Through December 31, 2011	$1.32	$1.06	$1.62	(19)%	(35)%
First Quarter: January 1, 2012 Through March 31, 2012	$1.60	$1.18	$1.69	(5)%	(30)%
Second Quarter: April 1, 2012 Through June 30, 2012	$1.62	$1.14	$1.66	(2)%	(31)%
Third Quarter: July 1, 2012 Through September 30, 2012	$2.09	$1.24	$1.84	14%	(33)%
Fourth Quarter: October 1, 2012 Through December 31, 2012	$2.05	$1.76	$1.90	8%	(7)%
First Quarter: January 1, 2013 Through March 31, 2013	$2.21	$1.66	$1.95	14%	(15)%
Second Quarter: April 1, 2013 Through June 30, 2013	$2.25	$1.90	$2.00	12%	(5)%
Third Quarter: July 1, 2013 Through September 30, 2013	$3.07	$2.06	$2.06	49%	0%
Fourth Quarter: October 1, 2013 Through December 31, 2013	$3.20	$2.50	*	*	*
First Quarter: January 1, 2014 Through January 14, 2014	$2.97	$3.24	*	*	*

(1)	Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The values reflect stockholders equity per share and are based on outstanding shares at the end of each period.

(2)	Calculated as the respective high or low sales price less net asset value or stockholders equity per share, as applicable, divided by net asset value or stockholders equity per share, as applicable.
*	Not determinable at time of filing.

Key Stockholder Considerations

Dilution

Before voting on this Proposal III or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of BDC Shares at a price that is less than the NAV per share and the expenses associated with such issuance on the NAV per outstanding BDC Share, including in connection with the Proposed Offering. Any sale of common stock at a price below NAV would result in an immediate dilution to existing common stockholders. This dilution would include reduction in the NAV per share as a result of the issuance of shares at a price below the NAV per share and a disproportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. Subject to the condition that our then current NAV is not diluted by an amount greater than 25%, there will be no limit on the percentage below NAV at which shares may be sold in an offering by the Company under this Proposal III. The Board of Directors of the Company will consider the potential dilutive effect of the issuance of BDC Shares at a price below the NAV per share and will consider again such dilutive effect when considering whether to authorize any specific issuance of BDC Shares below NAV.

In addition, stockholders should consider the risk that the approval of this Proposal III could cause the market price of the BDC Shares to decline in anticipation of sales of its common stock below NAV, thus causing the Company’s BDC Shares to trade at a discount to NAV. The 1940 Act establishes a connection between common share sale price and NAV because, when stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares reduces NAV per share. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional BDC Shares proposed to be authorized for issuance, and thus any future issuance of common stock will dilute such stockholders’ holdings of common stock as a percentage of BDC Shares outstanding to the extent stockholders do not purchase sufficient BDC Shares in the offering or otherwise to maintain their percentage interest. Further, if current stockholders of the Company do not purchase any BDC Shares to maintain their percentage interest, regardless of whether such offering is above or below the then-current NAV, their voting power will be diluted.

The precise extent of any such dilution cannot be estimated before the terms of a common stock offering are set. As a general proposition, however, the amount of potential dilution will increase as the size of the offering increases. Another factor that will influence the amount of dilution in an offering is the amount of net proceeds that we receive from such offering. The Board of Directors would expect that the net proceeds to us will be equal to the price that investors pay per share, typically 95% of the market price, less the amount of any underwriting discounts and commissions.

As discussed above, it should be noted that the maximum dilution from an offering of BDC Shares below NAV is limited to 25%.

Examples of Dilutive Effect of the Issuance of Shares Below NAV

The following table illustrates the level of net asset value dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from net asset value per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Company XYZ has 1,000,000 common shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current net asset value and net asset value per share are thus $10,000,000 and $10.00, respectively. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commission (a 5% discount from net asset value); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from net asset value); (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from net asset value); and (4) an offering of 333,333 shares (33 1/3% of the outstanding shares) at $0.02 per share after offering expenses and commissions (a 100% discount from net asset value).

	Prior to Sale Below NAV	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount		Example 4 33 1/3% Offering at 100% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to the Public	—	$10.00	—	$9.47	—	$8.42	—	$0.02	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—	$0.02	—
Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%	1,333,333	33.33%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%	$7.50	(25.00)%
Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—	10,000	—
Percentage Held by Stockholder A	1.00%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%	0.75%	(25.00)%
Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$96,700	(3.30)%	$75,000	(25.00)%
Total Investment by Stockholder A (1)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (2)	—	$(200)	—	$(900)	—	$(3,300)	—	$(25,000)	—
Per Share Amounts
NAV per Share held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—	$7.50	—
Investment per Share held by Stockholder A (3)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Dilution per Share held by Stockholder A (4)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—	$(2.50)	—
Percentage Dilution to Stockholder A (5)	—	—	(0.20)%	—	(0.90)%	—	(3.30)%	—	(25.00)%

(1)	Assumed to be $10.00 per share.
(2)	Represents total NAV less total investment.
(3)	Assumed to be $10.00 per share on shares held prior to sale.
(4)	Represents NAV per share less investment per share.
(5)	Represents dilution per share divided by investment per share.

Other Considerations

In reaching its recommendation to the stockholders of the Company to approve this Proposal III, the Board of Directors considered the effect or the following factors:

•	the costs and benefits of a common stock offering below NAV compared to other possible means for raising capital or concluding not to raise capital;

•	the size of a common stock offering in relation to the number of shares outstanding;

•	the general condition of the securities markets; and

•	any impact on operating expenses associated with an increase in capital.

The Board of Directors, including a majority of the non-interested directors who have no financial interest in this Proposal III, concluded that the benefits to the stockholders from increasing our capital base outweighed any detriment, including dilution to existing stockholders.

Required Vote

The authorization of the Company to sell BDC Shares at a price or prices below the Company’s then current net asset value per share in one or more offerings will require the affirmative vote of (1) a majority of the outstanding Shares entitled to vote at the Special Meeting; and (2) a majority of the outstanding Shares entitled to vote at the Special Meeting that are not held by affiliated persons of us. Because we intend to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), the 1940 Act definition of “a majority of the outstanding shares” must be used for purposes of this proposal. The 1940 Act defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the company, whichever is the less. Abstentions and Broker Non-Votes will have the effect of a vote against this proposal.

THE BOARD BELIEVES THAT A VOTE “FOR” PROPOSAL III TO AUTHORIZE THE COMPANY TO SELL SHARES OF ITS COMMON STOCK AT A PRICE OR PRICES BELOW THE COMPANY’S THEN CURRENT NET ASSET VALUE PER SHARE IN ONE OR MORE OFFERINGS AS DESCRIBED ABOVE IS IN THE BEST INTERESTS OF OUR STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” PROPOSAL III.

PROPOSAL IV – APPROVAL OF A NEW EQUITY COMPENSATION PLAN

On [                    ], 2014, the Board of Directors unanimously approved and adopted the Newtek Business Corp. 2014 Stock Incentive Plan (the “Stock Plan”), authorized 3,000,000 BDC Shares for issuance under the Stock Plan, and directed that the Stock Plan be submitted to stockholders for approval. The Stock Plan is intended to replace the Company’s 2000 Stock Incentive and Deferred Compensation Plan (the “2000 Plan”), 2003 Stock Incentive Plan (the “2003 Plan”) and 2010 Stock Incentive Plan (the “2010 Plan,” and collectively with the 2000 Plan and 2003 Plan, the “Existing Plans”), which will be terminated in connection with the BDC Election.

Reasons for the Proposal

If approved by stockholders, the Company intends to implement the Stock Plan subsequent to the Reincorporation Transaction and the BDC Election. Unvested equity awards under the Existing Plans will become fully vested in connection with the Reincorporation Transaction. All issued and outstanding option awards that are not exercised before the consummation of the Reincorporation Transaction will be deemed exercised in full by means of a “cashless” exercise in exchange for common stock of the Company prior to the BDC Election. The Company expects to implement the Stock Plan to permit the Company to issue new equity incentive awards to its employee directors, employees and officers in accordance with the 1940 Act after it has effectuated the Reincorporation Transaction and BDC Election. We will not issue any BDC Shares or awards under the Stock Plan pursuant to this Proposal IV UNLESS our stockholders approve this Proposal IV and each of the other proposals set forth herein other than Proposal V. If stockholders do not approve this Proposal IV, or our stockholders approve this Proposal IV but our Board of Directors determines not to proceed with the Reincorporation Transaction and BDC Election, our Existing Plans will remain in effect.

The purposes of the Stock Plan are to support the Company’s ongoing efforts to attract and retain key employees and to motivate them to achieve, and reward them for achieving, superior performance. Different programs are geared to shorter- and longer-term performance, with the goal of increasing stockholder value over the long-term. The Company’s Board of Directors and Compensation, Corporate Governance and Nominating Committee, which consists entirely of directors who are not employees of the Company (the “Committee”), believe that in light of the Company’s plan for growth, stock-based incentive compensation advances the interests of the Company by providing substantial motivation for superior performance and more fully aligning the interests of officers with the interests of our stockholders.

The complete text of the Stock Plan is attached under Appendix D.

General Terms of the Stock Plan

Under the Stock Plan, the Committee is authorized to grant stock options, the terms and conditions of which will be determined by the Committee and set forth in an award agreement between the Company and the participant.

We will account for the Stock Plan, in accordance with the provisions of ASC Topic 718, “Share-Based Payments,” which requires us to record the fair value of stock-based compensation arrangements on the date they are granted to employees as a liability or as a component of equity, depending on whether the obligations can be settled in cash or stock. Regardless of treatment as a liability or as a component of equity, these amounts must be expensed over the vesting period of the compensation arrangements. Under ASC Topic 718, we will be required to select a valuation technique or option-pricing model that meets the criteria stated in the standard.

Unless terminated by our Board of Directors, authorization to make awards under the Stock Plan, will not expire until the tenth anniversary of the Stock Plan’s effective date. Our Board of Directors may terminate, modify or suspend the Stock Plan, at any time, provided that no modification of the Stock Plan will be effective unless and until any required stockholder approval has been obtained and that such event will not alter or impair the rights of the award holder without the award holder’s consent.

Since awards granted under the Stock Plan, will be determined by the Committee and may vary from year to year and from participant to participant, future benefits to be paid under the Stock Plan are not determinable at this time.

Differences Between Stock Plan and Existing Plans

The 2000 Plan and the 2003 Plan provide for the issuance of awards of restricted stock to employees and non-employees. The ability to issue options under the 2000 Plan expired on December 31, 2009 and the ability to issue options under the 2003 Plan expired on December 31, 2012. The 2010 Plan provides for the issuance of awards of restricted stock or options to employees and non-employees. The Stock Plan will differ from the Existing Plans in that it will reflect certain restrictions imposed on BDCs by the 1940 Act. Specifically, the Stock Plan will not provide for awards of restricted stock or any awards to non-employees. See “– BDC Limitations.” It will, however, provide for the issuance of options to officers of the Company without regard to whether they are employees of the Company. The Existing Plans also provide for the issuance of awards of stock appreciation rights, while the Stock Plan will not provide for the issuance of such awards. Otherwise, the general terms of the Stock Plan will be similar to the general terms of the Existing Plans.

Stock Options

Stock options will generally be awarded at the average of the highest and lowest sale price of the Company’s BDC Shares on the NASDAQ market on the date of the grant (the “Market Value”). In certain limited circumstances, the Committee may grant options at an exercise price in excess of the Market

Value of the BDC Shares on the grant date. The Committee may not grant options with an exercise price that is less than the Market Value of the BDC Shares on the grant date, and it may not grant options which are priced on a date other than the grant date. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events, generally are fixed by the Committee, subject to a restriction that no option may have a term exceeding ten years. Stock options may be exercised by payment of the exercise price in cash, through broker-assisted cashless exercise procedures or in certain circumstances, by surrender of other outstanding awards having a fair market value equal to the exercise price. Under the terms of the Stock Plan, stock options, once granted, may not be re-priced. Under the terms of the Stock Plan stock options may be granted to officers of the Company, but may not otherwise be granted to non-employees.

Performance Goals

An award, or the right to an award, under the Stock Plan may be made subject to the attainment of one or more performance goals. The performance goals may be set forth in an award agreement containing such terms and conditions as the Committee may determine or may be used as a basis on which to determine the amount of or the right to an award. Under the Existing Plans, the Committee has not historically based rights under options on the attainment of performance goals and does not expect to do so in the future under the Stock Plan.

Vesting

Pursuant to the Stock Plan, the Committee may, in its discretion, determine the vesting schedule of awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions on any award.

Plan Administration

The Stock Plan will be administered by the Committee, which is comprised of at least two directors who are considered independent under the applicable listing standards of the NASDAQ Stock Market and are not “interested persons” of the Company as such term is defined in Section 2(a)(19) of the 1940 Act. Subject to the terms and conditions of the Stock Plan and the 1940 Act, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of BDC Shares to which awards will relate or the amount of a performance award, specific times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Stock Plan, and make all other determinations which may be necessary or advisable for the administration of the Stock Plan. The Committee will additionally have the authority to interpret the Stock Plan, and to adopt such rules and guidelines for carrying out the Stock Plan, as it may deem appropriate. The Committee will also have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company or a subsidiary may operate to assure the viability of the benefits of awards made to individuals employed in such countries and to meet the objectives of the Stock Plan. The Committee may delegate its authority and power under the Stock Plan, in whole or in part to a subcommittee consisting of two or more non-employee directors (who are “outside directors” within the meaning of Section 162(m) of the Code) or, with respect to determinations and decisions regarding participants who are not elected officers, to one or more officers of the Company, subject to guidelines prescribed by the Committee. In addition, the entire Board of Directors may itself act to administer the Stock Plan.

Amendment and Termination

The Board of Directors may generally amend, suspend or terminate the Stock Plan at any time, subject to the terms of the Company’s governing documents and applicable law, including any requirement that such modification, revision or termination be approved by our stockholders. No such amendment will be made without stockholder approval if such amendment would increase the total number of BDC Shares that may be distributed under the Stock Plan. Except as set forth in any award agreement, no amendment or termination of the Stock Plan may alter or impair any rights or obligations under any outstanding award under the Stock Plan, without the award holder’s consent.

BDC Limitations

As a BDC, we may not make grants of restricted stock awards, or make any awards to non-employees (other than officers of the Company) without exemptive relief from the SEC. We may file a request with the SEC for exemptive relief to allow us to amend the Stock Plan and make such grants and awards, although we cannot provide any assurance that we will receive any such exemptive relief.

In any event, under the 1940 Act, a BDC is subject to restrictions on the amount of warrants, options, restricted stock or rights to purchase shares of capital stock that it may have outstanding at any time. In particular, the amount of capital stock that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase capital stock cannot exceed 25% of the BDC’s total outstanding shares of capital stock. This amount is reduced to 20% of the BDC’s total outstanding shares of capital stock if the amount of warrants, options or rights issued pursuant to an executive compensation plan would exceed 15% of the BDC’s total outstanding shares of capital stock.

Certain Federal Income Tax Consequences

The following discussion of certain relevant federal income tax effects applicable to option awards granted under the Stock Plan, is a summary only, and reference is made to the Code for a complete statement of all relevant federal tax provisions. Different rules may apply in the case of a participant that is subject to the reporting requirements of Section 16(a) of the 1934 Act. The discussion is general in nature and does not take into account a number of considerations that may apply based on the circumstances of a particular participant, and should not be relied upon as tax advice.

Non-Qualified Stock Options

A participant generally will not be taxed upon the grant of a non-qualified stock option (“NQSO”). Rather, at the time of exercise of such NQSO, the option holder will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the BDC Shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the option holder recognizes as ordinary income. However, unless the Company has ordinary income (as distinct from capital gains) in excess of such deductions and its other expenses, the Company will be unable to utilize such deductions. If BDC Shares acquired upon exercise of an NQSO are later sold or exchanged, then the difference between the amount received upon such sale, exchange or disposition and the fair market value of such stock on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the holder) depending upon the length of time such BDC Shares were held by the holder.

Based upon a published ruling of the Internal Revenue Service, a participant who pays the exercise price upon exercise of an NQSO, in whole or in part, by delivering BDC Shares already owned by him will recognize no gain or loss for federal income tax purposes on the BDC Shares surrendered, but otherwise will be taxed according to the rules described above for NQSOs. With respect to BDC Shares acquired upon exercise equal in number to the BDC Shares surrendered, the basis per share will be equal to the basis per share of the BDC Shares surrendered, and the holding period for capital gains purposes will include the holding period of the BDC Shares surrendered. The basis of additional BDC Shares received upon exercise will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised.

Incentive Stock Options

Special rules apply in the case of an incentive stock option (“ISO”). Participants generally will not be taxed upon the grant of an ISO and typically will recognize no taxable income on exercise of an ISO. Instead, they have gain, taxable at capital gains rates, upon the disposition of the stock acquired on exercise of the ISO in an amount equal to the excess of the amount realized on disposition of the stock over the exercise price of the ISO. (In some cases, participants may become subject to tax as the result of the exercise of an ISO, because the excess of the fair market value stock at exercise over the exercise price is an adjustment item for alternative minimum tax purposes.)

It is important to note that an option award is treated as an ISO only to the extent that the Market Value as of the grant date of the BDC Shares with respect to which ISOs are exercisable for the first time during any calendar year does not exceed $100,000. Options granted in excess of the foregoing limitation are NQSOs. The special tax treatment afforded to ISOs is only available, however, if the participant does not dispose of the stock acquired upon exercise of the ISO before the first anniversary of the date on which he or she exercised the ISO or, if later, the second anniversary of the date on which the ISO was granted. If the participant disposes of stock before the expiration of this holding period, a “disqualifying disposition” occurs and the participant will recognize income, taxable at ordinary income rates, in the year of the disqualifying disposition. The amount of this income will generally be equal to the excess, if any, of the lesser of (i) the fair market value of the stock on the date of exercise and (ii) the amount realized upon disposition of the stock over the exercise price paid for the stock. If the amount realized upon a disqualifying disposition is greater than the fair market value of the stock on the date of exercise, the difference will be taxable to the employee as capital gain.

Awards granted under the Stock Plan that are considered to be deferred compensation must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to participants. These requirements include limitations on timing of payments or acceleration of payments. The Company intends to structure any awards under the Stock Plan, to meet the applicable tax law requirements.

Tax Consequences to the Company

Generally, any time a participant recognizes taxable income, as opposed to capital gain, as the result of the settlement of any award under the Stock Plan, the Company will be entitled to a deduction equal to the amount of income recognized by the participant.

Limit on Deduction

Section 162(m) of the Code places a $1 million annual limit on the compensation paid to certain of its executives that is deductible by the Company. The limit does not, however, apply to “qualified performance-based compensation.” The Company does not intend to base rights under options on the attainment of performance goals and, as a result, generally expects the $1 million deductibility limit to apply to awards under the Stock Plan.

Other Tax Consequences

State tax consequences may in some cases differ from those described above. In addition, awards made under the Stock Plan, may be made to persons who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

The foregoing summary of the income tax consequences in respect of the Stock Plan, is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state, and local tax laws.

Existing Plans

The following table provides information as of December 31, 2012 with respect to shares that may be issued under Existing Plans. Awards will not be issued under the Existing Plans following the Reincorporation Transaction and BDC Election. Unvested awards under the Existing Plans will become fully vested in connection with the Reincorporation Transaction. All issued and outstanding option awards that are not exercised before the consummation of the Reincorporation Transaction will be deemed exercised in full by means of a “cashless” exercise in exchange for common stock of the Company prior to the BDC Election.

Plan Category	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (3)

Equity Compensation Plans Approved by Stockholders (1)	1,943,050	$1.44	3,405,768

Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	1,943,050	$1.44	3,405,768

(1)	Consists of 4,250,000 common shares under the 2000 Plan, 1,000,000 common shares under the 2003 Plan, and 1,650,000 common shares under the 2010 Plan.
(2)	Excludes 1,148,400 restricted stock rights which have a zero exercise price.
(3)	Includes [ ] Shares authorized by the 2000 Plan but against which option awards may not be made due to expiration of ten years from the effective date of the 2000 Plan, as provided therein. Also includes [ ] Shares authorized by the 2003 Plan against which option awards may no longer be made due to the expiration of the same ten-year period.

Grants of Plan Based Awards

The following table reflects all grants to our named executive officers awarded in the fiscal year ended December 31, 2012, all of which are scheduled to vest on July 1, 2014. These awards will become fully vested in connection with the Reincorporation Transaction.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Barry Sloane, CEO	—	—	—	—	—	—	—	—	—	—	—
Craig J. Brunet, EVP, CIO	—	—	—	—	—	—	—	—	—	—	—
Jennifer C. Eddelson, EVP, CAO	04/12/12	—	—	—	—	—	—	35,000	—	—	56,000

Outstanding Equity Awards at 2012 Year End

The following table reflects all outstanding equity awards held by our named executive officers as of December 31, 2012:

	Option Awards (1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Barry Sloane, CEO	—		—	—	—	—	—	—	400,000	(2)	680,000
Craig J. Brunet, EVP, CIO	100,000				1.57	12/21/15			50,000	(2)	85,000
	100,000	(1)	—	—	1.50	05/18/18	—	—	10,600	(2)	18,323
Jennifer C. Eddelson, EVP, CAO	10,000				1.57	12/21/15
	20,000	(1)	—	—	1.50	05/18/18	—	—	50,000	(2)	80,450

(1)	These options are fully vested. Any options not exercised before the consummation of the Reincorporation Transaction will be deemed exercised in full by means of a “cashless” exercise in exchange for common stock of the Company.
(2)	These Shares of restricted stock vest upon the earliest to occur (a) July 1, 2014, (b) a Change in Control (as defined in the Existing Plans), or (c) his/her death or total disability. In connection with the Reincorporation Transaction, these Shares of restricted stock will become fully vested.

Options Exercised and Stock Vested

No stock options were exercised by named executive officers and no restricted Shares held by named executive officers vested in 2012.

2012 COMPENSATION DISCUSSION AND ANALYSIS

The individuals who served as the Company’s Chief Executive Officer, Chief Information Officer and Chief Accounting Officer during 2012, as well as the other individuals included in the Summary Compensation Table below, are referred to below as the “named executive officers.”

Compensation Philosophy and Objectives

All of our compensation programs are designed to attract and retain key employees and to motivate them to achieve, and reward them for achieving, superior performance. Different programs are geared to shorter- and longer-term performance, with the goal of increasing shareholder value over the long-term. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.

We believe that the compensation of our executives should reflect their success as a management team, rather than just as individuals, in attaining key operating objectives, such as growth of sales, growth of operating earnings and earnings per share and growth or maintenance of market share and long-term competitive advantage, and ultimately, in attaining an increased market price for our stock. We believe that the performance of our executives in managing our Company, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance and, ultimately, the management of the Company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our equity incentive programs, including stock options and restricted stock awards.

Role of Executive Officers in Compensation Decisions

The Committee supervises the design and implementation of compensation policies for all executive officers (which include the named executive officers) and overall incentive equity awards to all employees of the Company. Decisions regarding the non-equity compensation of executive officers, other than named executive officers, are made by the Chief Executive Officer within the compensation philosophy set by the Committee. Decisions regarding the non-equity compensation of named executive officers are made by the Chief Executive Officer and the Committee for consistency with the Company’s compensation policies.

The Chief Executive Officer semi-annually reviews the performance of each member of the senior executive team, including named executive officers (other than himself whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are then presented to the Committee by the Chief Executive Officer. The Committee will review and approve the recommendations for consistency with the Company’s compensation policies.

Setting Executive Compensation

During the course of each fiscal year, it has been the practice of the Chief Executive Officer to review the history of all the elements of each executive officer’s total compensation and the Chief Executive Officer may also compare the compensation of the executive officers with that of the executive officers in an appropriate market comparison group of companies with a capitalization similar to that of the Company. We seek to set compensation levels that are perceived as fair, internally and externally, and competitive with overall compensation levels at other companies in our industry, including larger companies from which we may want to recruit employees. However, the Company does not establish individual objectives in the range of comparative data for each individual or for each element of compensation. Typically, the Chief Executive Officer sets compensation with respect to the executive officers who report to him and presents it to the Committee for conformity with the Company’s overall compensation policies. The named executive officers are not present at the time of these deliberations. The Committee then performs a similar review of the Chief Executive Officer’s total compensation and makes compensation decisions with respect to such officer, who does not participate in that determination.

We choose to pay each element of compensation in order to attract and retain the necessary executive talent, reward annual performance and provide incentive for balanced focus on long-term strategic goals as well as short-term performance. The amount of each element of compensation is determined by or under the direction of our Committee, which uses the following factors to determine the amount of salary and other benefits to pay each named executive officer:

•	performance against corporate and individual objectives for the year;

•	difficulty of achieving desired results in the coming year;

•	value of their unique skills and capabilities to support long-term performance;

•	performance of their general management responsibilities; and

•	contribution as a member of the executive management team.

We do not establish individual goals but focus on the overall profitable growth of our business.

Based on the foregoing objectives, we have structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.

There is no pre-established policy or target for the allocation between either cash or non-cash compensation. Historically we have granted a majority of total compensation to executive officers in the form of cash compensation.

For the year ended December 31, 2012, the principal components of compensation for named executive officers were:

•	base salary;

•	equity-based compensation;

•	performance-based incentive compensation based on the Company’s and the executive’s performance; and

•	retirement and other benefits made available to all employees.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Executive base salaries continue to reflect our operating philosophy, our performance driven corporate culture and business direction, with each salary determined by the skills, experience and performance level of the individual executive, and the needs and resources of the Company. Base salaries are targeted to market levels based on reviews of published salary surveys and the closest related peer company compensation since we do not believe that Newtek has any peer companies. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using market data from published salary surveys such as Equilar, and the Company generally attempts to fix each named executive officer’s salary within the range. We believe that the Company’s most direct competitors for executive talent are not necessarily restricted to those companies that are included in the peer company index used to compare shareholder returns, but encompass a broader group of companies engaged in the recruitment and retention of executive talent in competition with the Company.

During the review of base salaries for senior level executives, including the named executive officers, we primarily consider:

•	an internal review of each executive’s compensation both individually and relative to other executive officers;

•	individual performance of the executive; and

•	a review of the Company’s revenue growth, net income and cash flow metrics relative to the Company’s annual plan as established by the Board.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries are based on the Chief Executive Officer’s assessment of the individual’s performance. Merit based increases to the salaries of named executive officers other than the Chief Executive Officer are recommended by the Chief Executive Officer and confirmed by the Committee and those for the Chief Executive Officer are determined by the Committee.

Annual Bonus

Annual bonuses may be awarded to executive officers under the Company’s cash bonus plan. The Company creates a bonus pool based on annually determined percentage of the salaries of all employees which it accrues as an expense. Payments under the plan are based on the Company’s overall performance as determined by the

Chief Executive Officer and the Committee. The Committee determines any bonus for the Chief Executive Officer based on, among other things, a review of the Company’s revenue growth, net income and cash flow relative to the Company’s annual plans as established by the Board. The Chief Executive Officer in consultation with the Committee with respect to the named executive officers, or in consultation with the named executive officers and other senior level officers with respect to lower level employees, determines annual bonuses for other employees based on such employee’s performance. Factors considered include the achievement of business plans, defined goals and performance relative to other companies of a similar size and business strategy. The mix and weighting of the factors vary, depending on the business segment and the executive’s responsibilities. The level of achievement and overall contribution by the executive determines the level of bonus.

Equity-Based Compensation

From time to time, at the discretion of the Committee, the Company grants equity-based awards, such as stock options or restricted stock to the named executive officers and other employees to create a clear and strong alignment between compensation and shareholder return and to enable the named executive officers and other employees to develop and maintain a stock ownership position in the company that will vest over time and act as an incentive for the employee to remain with the Company. Restricted stock and options may be granted pursuant to the 2010 Plan. The 2000 Plan and the 2003 Plan remain in existence but no additional option awards may be made under these plans in accordance with their terms. During the Company’s early years of operation, through approximately 2005, we relied more frequently than at present on equity-based awards due to the limited resources available to the Company to attract and retain qualified employees and executives. During that period the Company paid very little in the form of cash bonuses using instead equity-based awards. Currently, the cash flow of the Company permits a more balanced approach, allowing a combination of cash and equity awards to implement the Company’s compensation policies. Under applicable accounting rules, we are required to measure the value of equity awards based on the fair value of the award on the grant date. The cost is recognized in our statement of operations over the period during which an employee is required to provide service in exchange for the award, which is usually the vesting period.

Options are awarded at the average of the highest and lowest sale price of the Company’s Common Stock on the NASDAQ market on the date of the grant (the “Market Value”). In certain limited circumstances, the Committee may grant options to an executive at an exercise price in excess of the Market Value of the Company’s Common Stock on the grant date. The Committee has never granted options with an exercise price that is less than the Market Value of the Company’s common shares on the grant date, nor has it granted options which are priced on a date other than the grant date.

Options granted by the Committee typically vest over the first two to five years of the ten-year option term, although in certain cases we have granted options that have vested immediately. Vesting rights cease upon termination of employment and vested options granted prior to 2008 may be exercised within one year of termination (other than termination for cause) and vested options granted in 2008 and subsequent years may be exercised no later than 90 days after termination. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Upon a change of control, or if earlier, the execution of an agreement to effect a change of control, all options and restricted stock awards under the Existing Plans become fully vested and immediately exercisable, notwithstanding any other provision of the plan or any agreement. In connection with the Reincorporation Transaction, all option and restricted stock awards under the Existing Plans will become fully vested. All issued and outstanding options that are not exercised before the consummation of the Reincorporation Transaction will be deemed exercised in full by means of a “cashless” exercise in the exchange for common stock of the Company before the BDC Election becomes effective.

Benefits and Perquisites

Our executives are generally not entitled to benefits that are not available to all of our employees. In this regard, it should be noted that we do not provide pension arrangements, post-retirement health coverage or similar benefits for our executives or employees. The Committee periodically reviews the levels of benefits provided to executive officers. The named executive officers participate in the Company’s 401(k) savings plan and other benefit plans on the same basis as other similarly situated employees. The Company has adopted a matching contributions under the Company’s 401(k) savings plan which consists of a discretionary matching contribution of 50% of the first 2% of the employee’s contributions up to a maximum of 1% of the employee’s compensation. At the Company’ discretion the matching contribution may be made in the form of cash or Company Common Stock. In 2012, a matching contribution of $105,992 in Common Stock was approved and paid in March 2013.

The perquisites we provided in fiscal 2012 are as follows. We paid the premiums on life insurance policies for and certain travel costs for Mr. Sloane the Chief Executive Officer in the amount of $4,432. In addition, we paid Mr. Brunet, the Executive Vice President and Chief Information Officer, relocation expenses in the amount of $4,700.

Compensation of the Chief Executive Officer

The Committee determined the compensation for Barry Sloane, Chairman, Chief Executive Officer and President for 2012. While recognizing the Chief Executive Officer’s leadership in building a highly talented management team and in driving the Company forward, Mr. Sloane’s salary was maintained at $350,000 for 2012 to which was added a bonus of $300,000 which was paid in 2012. Mr. Sloane received a $100,000 bonus in 2011 and a $250,000 bonus in 2010. In addition Mr. Sloane received an award of 75,000 and 400,000 restricted Common Stock in 2013 and 2011, respectively with a value as of the date of grant of $138,750 and $680,000, respectively. The Committee has determined that this salary and bonus package is competitive with the labor market median for someone with his skills and talents and is reflective of the Company’s current cash and financial position and the status of the Company’s Common Stock. Mr. Sloane’s base compensation has remained unchanged from 2005 through 2012.

Compensation of the Other Named Executive Officers

The Committee approved the 2012 compensation for Craig J. Brunet, Executive Vice President and Chief Information Officer, and Jennifer Eddelson, Executive Vice President and Chief Accounting Officer as recommended to it by the Chief Executive Officer.

As with the Chief Executive Officer, Mr. Brunet’s base salary was maintained at $276,000 in both 2011 and 2012. In 2012 Mr. Brunet received an award of 10,000 restricted Common Stock valued at $18,500 and a cash bonus of $41,400. In 2011, Mr. Brunet was awarded 50,000 restricted Common Stock valued at $85,000 and did not receive a cash bonus. Ms. Eddelson’s base salary was increased to $240,000 on March 1, 2012. Ms. Eddelson’s total salary for 2012 was $230,833 and in addition received a cash bonus of $50,000 paid in 2012, and 10,000 restricted Common Stock valued at $18,500. Ms. Eddelson received a cash bonus in 2011 of $35,000 which was paid in 2012, and 35,000 restricted Common Stock valued at $56,000. The Chief Executive Officer and the Committee have determined that these compensation packages are competitive with the labor market median for managers with their skills and talents and are reflective of the Company’s current cash and financial position and the status of the Company’s Common Stock.

Conclusion

Attracting and retaining talented and motivated management and employees is essential to creating long-term shareholder value. Offering a competitive, performance-based compensation program helps to achieve this objective by aligning the interests of the executive officers and other key employees with those of shareholders. We believe that the Company’s 2012 compensation program met those objectives.

2012 COMPENSATION COMMITTEE REPORT

The Compensation, Corporate Governance and Nominating Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis for fiscal 2012 required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation, Corporate Governance and Nominating Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION, CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Salvatore F. Mulia, Chairman

David C. Beck

Sam Kirschner

2012 SUMMARY COMPENSATION TABLE

The following tables set forth the aggregate compensation earned by the Company’s Chief Executive Officer, Chief Information Officer, and Chief Accounting Officer, which we refer to as named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(5)		Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other compensation (in excess of $10,000) ($)	Total ($)
Barry Sloane, CEO	2012	350,000		300,000	(4)	138,750	(7)					788,750
	2011	350,000		100,000	(3)	680,000		—	—	—	—	1,130,000
	2010	350,000		250,000	(1)	—		—	—	—	—	600,000

Craig J. Brunet, EVP and Chief Information Officer	2012 2011 2010	276,000 276,000 276,000		41,400 — 41,400	(4) (2)	18,500 85,000 13,250	(7)	— — —	— — —	— — —	— — —	335,900 361,000 330,650

Jennifer Eddelson, EVP and Chief Accounting Officer(7)	2012 2011	230,833 92,500	(8)	50,000 35,000	(4) (3)	74,500 25,500	(8)					355,333 243,833

(1)	Cash bonus awarded for 2010 performance, $125,000 of which was paid in 2010 and $125,000 was paid in the first quarter of 2011.
(2)	Cash bonus awarded for 2009 performance and paid in 2010.
(3)	Cash bonus awarded for 2010 performance and paid in 2011.
(4)	Cash bonus awarded for 2011 performance and paid in 2012.
(5)	The value reported for Stock and Option Awards is the aggregate grant date fair value of options or restricted stock awards granted to the named executive officers in the years shown, determined in accordance with FASB ASC Topic 718, disregarding adjustments for forfeiture assumptions. The assumptions for making the valuation determinations are set forth in the footnote titled “Stock-Based Compensation” to our financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.
(6)	Effective July 1, 2011.
(7)	Stock grants awarded for 2012 performance, granted in 2013.
(8)	$18,500 was for stock grants awarded for 2012 performance, granted in 2013; $56,000 was for stock grants awarded for 2011 performance, granted in 2012.

OTHER 2012 COMPENSATION INFORMATION

Employment Agreements

The Company has entered into separate employment agreements with the following three executive officers:

•	Barry Sloane, as Chairman, Chief Executive Officer and Secretary; and

•	Craig J. Brunet, as Executive Vice President and Chief Information Officer; and

•	Jennifer Eddelson, as Executive Vice President and Chief Accounting Officer

Mr. Sloane, as Chairman and Chief Executive Officer, is responsible for implementing the policies adopted by the Company’s Board of Directors.

Mr. Sloane’s employment agreement provides for:

•	a twelve-month term through March 31, 2013 at an annual base salary of $350,000;

•	at least one annual salary review by the Board of Directors;

•	participation in any discretionary bonus plan established for senior executives;

•	retirement and medical plans, customary fringe benefits, vacation and sick leave; and

•	$2 million of split-dollar life insurance coverage.

Mr. Brunet’s employment agreement provides for:

•	a twelve-month term through March 31, 2013 at an annual base salary of $276,000;

•	at least one annual salary review by the Board of Directors;

•	participation in any discretionary bonus plan established for senior executives; and

•	retirement and medical plans, customary fringe benefits, vacation and sick leave.

Ms. Eddelson’s employment agreement provides for:

•	a twelve-month term through May 31, 2013 at an annual base salary of $240,000;

•	at least one annual salary review by the Board of Directors;

•	participation in any discretionary bonus plan established for senior executives; and

•	retirement and medical plans, customary fringe benefits, vacation and sick leave.

Payments upon Change of Control

Mr. Sloane’s employment agreement provides for a payment in the event of non-renewal of his employment in an amount equal to one and one half (1.5) times, or in the case of a change of control or termination other than for cause of the agreement an amount equal to two (2) times, the sum of (i) the executive’s base salary in effect at the time of termination, plus (ii) the amount of any incentive compensation paid with respect to the immediately preceding fiscal year.

Mr. Brunet’s and Ms. Eddelson’s employment agreements provide for a payment in the case of termination other than for cause or in connection with a change in control of the agreement equal to one (1) times the sum of (i) the executive’s base salary in effect at the time of termination, plus (ii) the amount of any incentive compensation paid with respect to the immediately preceding fiscal year. Mr. Brunet’s employment agreement also provides for a payment in the case of non-renewal equal to one (1) times the sum of (i) the executive’s base salary in effect at the time of termination, plus (ii) the amount of any incentive compensation paid with respect to the immediately preceding fiscal year.

Each employment agreement contains a non-competition provision that requires the employee to devote substantially his or her full business time and efforts to the performance of the employee’s duties under the agreement.

The employee is not prohibited, however, from:

•	serving on the boards of directors of, and holding offices or positions in, companies or organizations which, in the opinion of the Board of Directors, will not present conflicts of interest with the Company; or

•	investing in any business dissimilar from the Company’s or, solely as a passive or minority investor, in any business.

Under each of the employment agreements, the Company may terminate an employee’s employment for “just cause” as defined in the agreement, and upon the termination, no severance benefits are available. If the employee voluntarily terminates his employment for “good reason” as defined in the agreement, or the employee’s employment terminates during the term of the agreement due to death, disability, or retirement after age 62, the employee will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the agreement. The employee is able to terminate voluntarily his agreement by providing 60 days written notice to the Board of Directors, in which case the employee is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

Post Termination Payments

The table below reflects the amount of compensation that would be payable to the executive officers under existing arrangements if the hypothetical termination of employment events described above had occurred on December 31, 2012, given their compensation and service levels as of such date. All payments are payable by the Company in a lump sum unless otherwise noted.

These benefits are in addition to benefits available regardless of the occurrence of such an event, such as currently exercisable stock options, and benefits generally available to salaried employees, such as distributions under the Company’s 401(k) plan, disability benefits, and accrued vacation pay. In addition, in connection with any termination of Mr. Sloane’s employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Compensation, Corporate Governance and Nominating Committee deems appropriate.

	Post Termination Payments
Name	Change in Control	Non-Renewal	Termination without Cause
Barry Sloane, CEO	$1,500,000	$1,125,000	$1,500,000
Craig Brunet, EVP, CIO	$317,400	$317,400	$317,400
Jennifer Eddelson, EVP, CAO	$381,000	—	$325,000

The actual amounts that would be paid to our executive officers upon termination of employment can be determined only at the time of their separation from the Company.

Nonqualified Deferred Compensation

The Company did not provide any nonqualified deferred compensation in the year ended December 31, 2012

Pension Benefits

The Company had no obligation under pension benefit plans to the named executive officers as of December 31, 2012.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid by the Company is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may, in the future, approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments under its three incentive stock plans in accordance with the requirements of FASB Statement 123(R).

DIRECTOR COMPENSATION

The Board has adopted a plan for compensation of non-employee directors which gives effect to the time and effort required of each of them in the performance of their duties. During 2012 compensation was paid in cash and is set forth in the table below. Since November 10, 2010, Directors are paid the following annual fees:

•	for participation on the Board: $50,000;

•	as chair of a Committee: $20,000;

•	as committee member: $5,000.

Director Summary Compensation Table (1)

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David C. Beck	75,000	—	—	—	—	—	75,000
Salvatore F. Mulia	75,000	—	—	—	—	—	75,000
Sam Kirschner	60,000	—	—	—	—	—	60,000

(1)	Barry Sloane, the Company’s Chairman, Chief Executive Officer and President, is not included in this table as he was an employee of the Company in 2012 and thus received no compensation for his services as a Director. The compensation received by Mr. Sloane as an employee of the Company is shown in the Summary Compensation Table below.

REQUIRED VOTE

The approval of the Stock Plan requires the affirmative vote of a majority of the Shares cast in person or by proxy at the Special Meeting. Abstentions and Broker Non-Votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

THE BOARD BELIEVES THAT A VOTE “FOR” PROPOSAL IV TO APPROVE A NEW EQUITY COMPENSATION PLAN, AS DESCRIBED ABOVE IS IN THE BEST INTERESTS OF OUR STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” PROPOSAL IV.

PROPOSAL V – APPROVAL TO ADJOURN TO SOLICIT ADDITIONAL VOTES

The Company’s stockholders may be asked to consider and act upon one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this proxy statement.

If a quorum is not present at the Special Meeting, the Company’s stockholders may be asked to vote on the proposal to adjourn the Special Meeting to solicit additional proxies. If a quorum is present at the Special Meeting, but there are not sufficient votes at the time of the Special Meeting to approve one or more of the proposals, the Company’s stockholders may also be asked to vote on the proposal to adjourn the Special Meeting to permit further solicitation of proxies in favor of the other proposals. However, a stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s).

If the adjournment proposal is submitted for a vote at the Special Meeting, and if the Company’s stockholders vote to approve the adjournment proposal, the Special Meeting will be adjourned to enable the Board of Directors to solicit additional proxies in favor of one or more proposals. If the adjournment proposal is approved, and the Special Meeting is adjourned, the Board of Directors will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the Special Meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal. Among other things, approval of the adjournment proposal could mean that, even though the Company may have received proxies representing a sufficient number of votes against a proposal to defeat it, the Company’s management could present the adjournment proposal for a vote of the Company’s stockholders and thereby cause the Special Meeting to be adjourned without a vote on the proposal and seek during that period to convince the holders of those shares to change their votes to vote in favor of the proposal. Therefore, if a stockholder voted against any or all of the other proposals set forth in this proxy statement, then such stockholder may not want to vote for this adjournment proposal.

The Board of Directors believes that, if the number of shares of the Company’s common stock voting in favor of any of the proposals presented at the Special Meeting is insufficient to approve a proposal, it is in the best interests of the Company’s stockholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal.

Required Vote

Any proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes for the foregoing proposals requires the affirmative vote of a majority of the shares represented at the Special Meeting in person or by proxy. An abstention from the vote on an adjournment will have the same effect as a vote against the adjournment motion. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies.

THE BOARD BELIEVES THAT A VOTE “FOR” PROPOSAL V TO APPROVE ANY ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF ANY OR ALL OF PROPOSALS I - IV IF THERE ARE NOT SUFFICIENT VOTES FOR THESE PROPOSALS, AS DESCRIBED ABOVE, IS IN THE BEST INTERESTS OF OUR STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” PROPOSAL V.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Special Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Special Meeting. Properly executed proxies in the accompanying form that have not been revoked confer discretionary authority on the persons named therein to vote at the direction of a majority of the Board of Directors on any other matters presented at the Special Meeting. Under SEC rules, if a stockholder does not notify the Company within a reasonable time before the date of this Proxy Statement of such stockholder’s intent to present a proposal at the Special Meeting, the persons named in the accompanying proxy may exercise such discretionary voting authority if the proposal is raised at the Special Meeting, without any discussion of the matter in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of our Shares beneficially owned as of the Record Date by:

•	each person or group known by us to beneficially own more than 5% of our outstanding Shares;

•	each of our directors and named executive officers; and

•	all of our directors and named executive officers as a group.

The number of Shares beneficially owned by each 5% holder, director or executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any Shares over which the person or entity has sole or shared voting power or investment power and also any Shares that the person or entity can acquire within 60 days of the Record Date through the exercise of any stock option or any other rights. For purposes of computing the percentage of outstanding Shares held by each person or entity, any Shares that the person or entity has the right to acquire within 60 days after the Record Date are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) over the Shares set forth in the following table. The inclusion in the table below of any Shares deemed beneficially owned does not constitute an admission of beneficial ownership of those Shares. As of the Record Date, there are [—] Shares outstanding. If approved and effectuated, the Reverse Stock Split will result in each [                ] Shares being converted into one Share, but the percentages of class set forth below will not change.

Name of Beneficial Owner (1)	Shares Owned	Right to Acquire (2)	Total Beneficial Ownership	Percentage of Class
David C. Beck	188,154	39,685	227,839	*
Craig J. Brunet	83,384	200,000	283,384	*
Jennifer Eddelson	13,370	30,000	43,370	*
Sam Kirschner	69,303	—	69,303	*
Salvatore F. Mulia	60,695	27,780	88,475	*
Barry Sloane	4,700,266	—	4,700,266	12.71%
All current directors and executive officers as a group (6 persons)			5,412,637	14.64%
Jeffrey G. Rubin (3)	4,291,505	—	4,291,505	11.61%

*	Less than 1% of total Shares outstanding.
(1)	Unless otherwise stated, the address of each person listed is c/o Newtek Business Services, Inc., 212 West 35th Street, 2nd Floor, New York, New York 10001.

(2)	Includes number of Shares (i) underlying stock options which are exercisable as of [—], 2014 or which become exercisable 60 days thereafter and (ii) number of shares subject to future vesting under restricted stock awards within 60 days of [—], 2014. All issued and outstanding option awards that are not exercised before the consummation of the Reincorporation Transaction will be deemed exercised in full by means of a “cashless” exercise in exchange for common stock of the Company prior to the BDC Election. Unvested equity awards under the Existing Plans will become fully vested in connection with the Reincorporation Transaction.
(3)	Resigned as President on March 7, 2008.

The following table sets out the dollar range of our equity securities beneficially owned by each of our directors as of the Record Date.

Name	Dollar Range of Equity Securities in the Company (1)(2)(3)
David C. Beck	over $100,000
Sam Kirschner	over $100,000
Salvatore F. Mulia	over $100,000
Barry Sloane	over $100,000

(1)	Dollar ranges are as follows: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.
(2)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(3)	The dollar range of equity securities beneficially owned is based on a price of $[—] per share, which was the closing price of our Shares on [—], 2014.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s Public Reference Room in Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. Such information will also be furnished upon written request to Newtek Business Services, Inc., 212 West 35th Street, 2nd Floor, New York, NY 10001, Attention: Secretary, and can also be accessed through our website at www.thesba.com.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials, delivering a single copy of the proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding, please notify your broker if your Shares are held in a brokerage account or the Company if you hold registered Shares. You can notify the Company by sending a written request to, Newtek Business Services, Inc., 212 West 35th Street, 2nd Floor, New York, NY 10001, Attention: Secretary or call (212) 356-9500. Promptly upon receipt by us of such a request from a stockholder, separate proxy materials will be delivered to the requesting stockholder. Stockholders who currently receive multiple copies of the Proxy Statement at their addresses and would like to request “householding” of their communications should contact their brokers or the Company (if you hold registered Shares).

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which includes financial statements, is being furnished with this proxy statement and is incorporated herein by reference.

CONFIDENTIALITY OF PROXIES

The Company’s policy is that proxies identifying individual stockholders are private except as necessary to determine compliance with law, to assert or defend legal claims, in a contested proxy solicitation or in the event that a stockholder makes a written comment on a proxy card or an attachment to it.

COSTS OF PROXY SOLICITATIONS; STOCKHOLDER COMMUNICATIONS

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Shares. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by email without additional compensation.

Stockholders may send written communications to the Board of Directors to the attention of the Board of Directors, c/o Newtek Business Services, Inc., 212 West 35th Street, 2nd Floor, New York, New York 10001. Stockholder communications must be signed by the stockholder and identify the number of Shares held by the stockholder. Each properly submitted stockholder communication will be provided to the Board of Directors at its next meeting or, if such communication requires more immediate attention, it will be forwarded to the Directors promptly after receipt.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy statement and proxy relating to the [        ] Annual Meeting of Stockholders of the Company, which will be held on or about [        ], any stockholder proposal to take action at such meeting must be received by the Secretary of the Company at 212 West 35th Street, 2nd Floor, New York, New York 10001 no later than [        ]. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the [        ] Annual Meeting of Stockholders, or to consider and vote upon at any such meeting, any stockholder proposal which does not meet all of the requirements established by the Securities and Exchange Commission (“SEC”) or the Company’s Restated Certificate of Incorporation or Bylaws in effect at the time such proposal is received.

************************

By order of the Board of Directors,

Matthew G. Ash, Secretary

Appendix A

[Form of Agreement and Plan of Merger]

[to be provided]

A-1

Appendix B

NEWTEK BUSINESS SERVICES CORP.

FORM OF ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Newtek Business Services Corp., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

NAME

The name of the corporation (the “Corporation”) is Newtek Business Services Corp.

ARTICLE II

PURPOSES

The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force, including, without limitation or obligation, engaging in business as a business development company under the Investment Company Act of 1940 (the “1940 Act”).

ARTICLE III

RESIDENT AGENT AND PRINCIPAL OFFICE

The name of the resident agent of the Corporation in Maryland is CSC-Lawyers Incorporating Service Company whose address is 7 St. Paul Street, Suite 1660, Baltimore, MD 21202. The street address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, MD 21202.

ARTICLE IV

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 4.1 Number, Vacancies and Classification of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation is five, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualify are:

Barry Sloane

Peter Downs

Sam Kirschner

David C. Beck

Salvatore F. Mulia

These directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.

The Corporation elects, at such time as the Corporation becomes eligible to make an election provided for under Section 3-802(b) of the MGCL, that, subject to applicable requirements of the 1940 Act and except as may be provided by the Board of Directors in setting the terms of any class or series of Preferred Stock (as hereinafter defined), any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies.

On the first date on which the Corporation shall have more than one stockholder of record, the directors (other than any director elected solely by holders of one or more classes or series of Preferred Stock in connection with dividend arrearages) shall be classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible as determined by the Board of Directors, one class to hold office initially for a term expiring at the next succeeding annual meeting of stockholders, another class to hold office initially for a term expiring at the second succeeding annual meeting of stockholders and another class to hold office initially for a term expiring at the third succeeding annual meeting of stockholders, with the members of each class to hold office until their successors are duly elected and qualify. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify.

Section 4.2 Extraordinary Actions. Except as specifically provided in Section 4.9 and in Section 6.2 of the charter of the Corporation (the “Charter”), notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable and approved by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 4.3 Election of Directors. Except as otherwise provided in the Bylaws of the Corporation, each director shall be elected by the affirmative vote of the holders of a majority of the shares of stock outstanding and entitled to vote thereon.

Section 4.4 Quorum. The presence in person or by proxy of the holders of shares of stock of the Corporation entitled to cast a majority of the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of stockholders, except with respect to any such matter that, under applicable statutes or regulatory requirements or the Charter, requires approval by a separate vote of one or more classes or series of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast a majority of the votes entitled to be cast by such classes or series on such a matter shall constitute a quorum. To the extent permitted by Maryland law as in effect from time to time, the foregoing quorum provision may be changed by the Bylaws.

Section 4.5 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Bylaws.

Section 4.6 Preemptive Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 5.4 or as may otherwise be provided by contract, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

Section 4.7 Appraisal Rights. No holder of stock of the Corporation shall be entitled to exercise the rights of an objecting stockholder under Title 3, Subtitle 2 of the MGCL or any successor provision thereto unless the Board of Directors, upon the affirmative vote of a majority of the entire Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, or any proportion of the shares thereof, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section 4.8 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; the number of shares of stock of any class of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 4.9 Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

ARTICLE V

STOCK

Section 5.1 Authorized Shares. The Corporation has authority to issue 200,000,000 shares of stock, initially consisting of 200,000,000 shares of Common Stock, $0.02 par value per share (“Common Stock”). The aggregate par value of all authorized shares of stock having par value is $4,000,000. If shares of one class of stock are classified or reclassified into shares of another class or series of stock pursuant to this Article V, the number of authorized shares of the former class or series shall be automatically decreased and the number of shares of the latter class or series shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes and series that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. A majority of the entire Board of Directors, without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 5.2 Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock.

Section 5.3 Preferred Stock. The Board of Directors may classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock of any class or series from time to time, into one or more classes or series of stock, including Preferred Stock (“Preferred Stock”).

Section 5.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the Charter document filed with the SDAT.

Section 5.5 Inspection of Books and Records. A stockholder that is otherwise eligible under applicable law to inspect the Corporation’s books of account, stock ledger, or other specified documents of the Corporation shall have no right to make such inspection if the Board of Directors determines that such stockholder has an improper purpose for requesting such inspection.

Section 5.6 Charter and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter and the Bylaws. The Board of Directors of the Corporation shall have the exclusive power, at any time, to make, alter, amend or repeal the Bylaws.

ARTICLE VI

AMENDMENTS; CERTAIN EXTRAORDINARY TRANSACTIONS

Section 6.1 Amendments Generally. The Corporation reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation.

Section 6.2 Approval of Certain Extraordinary Actions and Charter Amendments.

(a) Required Votes. The affirmative vote of the holders of shares entitled to cast at least a majority of the votes entitled to be cast on the matter, each voting as a separate class, shall be necessary to effect:

(i) Any amendment to the Charter to make the Corporation’s Common Stock a “redeemable security” or to convert the Corporation, whether by merger or otherwise, from a “closed-end company” to an “open-end company” (as such terms are defined in the 1940 Act);

(ii) The liquidation or dissolution of the Corporation and any amendment to the Charter to effect any such liquidation or dissolution;

(iii) Any amendment to, or any amendment inconsistent with the provisions of, Section 4.1, Section 4.2, Section 4.9, Section 6.1 or this Section 6.2;

(iv) Any merger, consolidation, share exchange or sale or exchange of all or substantially all of the assets of the Corporation that the MGCL requires be approved by the stockholders of the Corporation; and

(v) Any transaction between the Corporation and a person, or group of persons acting together (including, without limitation, a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any successor provision), and any person controlling, controlled by or under common control with any such person or member of such group, that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly, other than solely by virtue of a revocable proxy, of one-tenth or more of the voting power in the election of directors generally;

provided, however, that, if the Continuing Directors (as defined herein), by a vote of at least a majority of such Continuing Directors, in addition to approval by the Board of Directors, approve such proposal, transaction or amendment, the affirmative vote of the holders of a majority of the votes entitled to be cast shall be sufficient to approve such proposal, transaction or amendment; and provided further, that, with respect to any transaction referred to in (a)(v) above, if such transaction is approved by the Continuing Directors, by a vote of at least two-thirds of such Continuing Directors, no stockholder approval of such transaction shall be required unless the MGCL or another provision of the Charter or Bylaws otherwise requires such approval.

(b) Continuing Directors. “Continuing Directors” means (i) the directors identified in Section 4.1, (ii) the directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies on the Board is approved by a majority of the directors identified in Section 4.1, who are on the Board at the time of the nomination or election, as applicable, or (iii) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the Continuing Directors or successor Continuing Directors, who are on the Board at the time of the nomination or election, as applicable.

ARTICLE VII

LIMITATION OF LIABILITY; INDEMNIFICATION

AND ADVANCE OF EXPENSES

Section 7.1 Limitation of Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.

Section 7.2 Indemnification and Advance of Expenses. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Section 7.3 1940 Act. The provisions of this Article VII shall be subject to the limitations of the 1940 Act.

Section 7.4 Amendment or Repeal. Neither the amendment nor repeal of this Article VII, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article VII, shall apply to or affect in any respect the applicability of the preceding sections of this Article VII with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

THIRD: The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Corporation’s current resident agent is as set forth in Article III of the foregoing amendment and restatement of the charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article IV of the foregoing amendment and restatement of the charter.

SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 200,000,000, consisting of 200,000,000 shares of Common Stock, $0.02 par value per share. The aggregate par value of all shares of stock having par value was $4,000,000.

EIGHTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 200,000,000 shares of Common Stock, $0.02 par value per share. The aggregate par value of all authorized shares of stock having par value is $4,000,000.

NINTH: The undersigned President and Chief Executive Officer acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this [    ] day of [                    ], 2014.

ATTEST:	NEWTEK BUSINESS SERVICES CORP.

	By:	(SEAL)
Matthew Ash		Barry Sloane
Secretary		President and Chief Executive Officer

Appendix C

Bylaws

[to be provided]

C-1

Appendix D

Stock Plan

[to be provided]

D-1

[PRELIMINARY PROXY CARD]

SPECIAL MEETING OF STOCKHOLDERS OF

NEWTEK BUSINESS SERVICES, INC.

[            ], 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.proxyvote.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-690-6903 in the United States or [            ] from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.proxyvote.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Special Meeting, Proxy Statement and Proxy Card are available at http://www.proxyvote.com

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS I-V. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To approve a merger agreement by and between Newtek Business Services, Inc. (the “Company”) and Newtek Business Services Corp, a Maryland corporation, for the purpose of reincorporating the Company in the state of Maryland (the “Reincorporation Transaction”) in anticipation of the election by the Company to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “BDC Election”).

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2. To approve a reverse stock split to be implemented prior to the Reincorporation Transaction, pursuant to which each stockholder will receive one share of our common stock in exchange for no fewer than four shares and no greater than six shares owned at that time, with the exact ratio to be determined by the Company’s Board of Directors.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To approve a proposal to authorize the Company, with the approval of its Board of Directors, to sell shares of its common stock subsequent to the BDC Election at a price or prices below its then current net asset value per share in one or more offerings, subject to certain conditions as set forth in the Proxy Statement.

		FOR ☐	AGAINST ☐	ABSTAIN ☐
4. To approve the adoption of a new equity compensation plan, which will become effective subsequent to the BDC Election.		FOR ☐	AGAINST ☐	ABSTAIN ☐

5. To approve any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there are not sufficient votes for the foregoing proposals.

		FOR ☐	AGAINST ☐	ABSTAIN ☐
6. To transact such other business as may properly come before the Special Meeting.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	Check here if you plan to attend the Special Meeting: ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

NEWTEK BUSINESS SERVICES, INC.

SPECIAL MEETING OF SHAREHOLDERS

[            ], 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Newtek Business Services, Inc. (the “Company”) hereby appoints [Barry Sloane and David C. Beck], or either of them, with full powers of substitution, as attorneys and proxies for the undersigned, to vote all Shares of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held at the New York City office of the Company, 212 W. 35th Street, 2nd Floor, New York, NY 10018 on [            ], 2014 at [        ] a.m., local time, and at any and all adjournments thereof, as indicated below and as determined by a majority of the Board of Directors with respect to such other matters as may come before the Special Meeting.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for all of the proposals. If any other business is presented at the Special Meeting as to which this proxy confers discretionary authority, this proxy will be voted by those named in this proxy as determined by a majority of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

(Continued and to be signed on the reverse side.)

¢	14475	¢